AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON JUNE 16, 2008

                                                  REGISTRATION NO. 333-_________

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-1

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                    ENVIRONMENTAL SERVICE PROFESSIONALS, INC.
                       (Name of Registrant in its Charter)

             NEVADA                         7340                  84-1214736
 (State or Other Jurisdiction  (Primary Standard Industrial   (I.R.S. Employer
       of Incorporation                Classification        Identification No.)
       or Organization)                 Code Number)

    1111 EAST TAHQUITZ CANYON WAY, SUITE 110, PALM SPRINGS, CALIFORNIA 92262
                            TELEPHONE: (760) 327-5284
          (Address and Telephone Number of Principal Executive Offices)

                                Edward L. Torres
                             Chief Executive Officer
                    1111 East Tahquitz Canyon Way, Suite 110
                         Palm Springs, California 92262
                            Telephone: (760) 327-5284
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                   COPIES TO:
                            Mark J. Richardson, Esq.
                             Richardson & Associates
                          233 Wilshire Blvd., Suite 820
                         Santa Monica, California 90401

Approximate Date of Proposed Sale to the Public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer      [   ]           Accelerated filer             [ ]
Non-accelerated filer        [   ]           Smaller reporting company     [X]

                           -----------------------------------------------------------------------------
                                                    CALCULATION OF REGISTRATION FEE

======================================== ==================== =================== ===================== ====================
                                PROPOSED MAXIMUM
                                                              AGGREGATE OFFERING    PROPOSED MAXIMUM         AMOUNT OF
   TITLE OF EACH CLASS OF SECURITIES        AMOUNT TO BE          PRICE PER            AGGREGATE           REGISTRATION
           TO BE REGISTERED                  REGISTERED            Security          OFFERING PRICE             FEE
---------------------------------------- -------------------- ------------------- --------------------- --------------------
Common Stock Issuable Upon Exercise of         625,000             $0.01(2)              $6,250                $0.25
Warrants, $0.001 par value (1)
Common Stock Issuable Upon Exercise of
Warrants, $0.001 par value (1)                1,500,000            $0.17(2)             $255,000              $10.02
Common Stock Issuable Upon Exercise of
Warrants, $0.001 par value (1)                2,061,244            $0.25(2)             $515,311              $20.25
Common Stock Issuable Upon Exercise of
Warrants, $0.001 par value (1)                 736,206             $0.58(2)             $426,999              $16.78
Common Stock Issuable Upon Exercise of
Warrants, $0.001 par value (1)                6,617,767            $0.75(2)            $4,963,325             $195.06
Common Stock Issuable Upon Exercise of
Warrants, $0.001 par value (1)                 125,000             $1.25(2)             $156,250               $6.14
Common Stock Issuable Upon Exercise of
Warrants, $0.001 par value (1)                 737,420             $1.50(2)            $1,106,130             $43.47
---------------------------------------- -------------------- ------------------- --------------------- --------------------
TOTAL                                        12,402,637                                $7,429,266             $291.97
======================================== ==================== =================== ===================== ====================

----------------
(1) The shares of common stock, par value $0.001 per share, are issuable upon the exercise of outstanding warrants.

(2)  Based on the exercise price of the warrants.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PRELIMINARY PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IS SNOT SOLICITING AN OFFER TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.



                   SUBJECT TO COMPLETION, DATED JUNE 16, 2008

Preliminary Prospectus

                                12,402,637 SHARES

                    ENVIRONMENTAL SERVICE PROFESSIONALS, INC.

                                  Common Stock

         This prospectus relates to the offering from time to time of up to 12,402,637 shares of our common stock, par value $0.001 per share, by the selling security holders named in this prospectus or their transferees, pledgees, donees or successors. These shares include 12,402,637 shares of common stock issuable upon the exercise of up to 12,402,637 outstanding warrants (the "Warrants"). An aggregate of 1,534,567 Warrants were issued in exchange for 1,534,567 warrants which were previously issued by our former wholly owned subsidiary to investors in private placements which commenced in 2006; an aggregate of 6,425,650 Warrants were issued between April 1, 2007 and June 10, 2008 for services and short term loans provided to us; an aggregate of 642,420 Warrants were issued between June 19, 2007 and April 10, 2008 to bridge loan lenders; an aggregate of 250,000 Warrants were issued as part of an acquisition by us on February 15, 2007; and an aggregate of 3,550,000 Warrants were issued to management on November 30, 2006.

         The resale of the shares is not being underwritten. The selling security holders may sell or distribute the shares, from time to time, depending on market conditions and other factors, through underwriters, dealers, brokers or other agents, or directly to one or more purchasers. The offering price may be the market price prevailing at the time of sale or a privately negotiated price. We will not receive any proceeds from the sale of the shares by the selling security holders. We are paying substantially all expenses incidental to registration of the shares.

         Our common stock is quoted on the OTC Bulletin Board and trades under the ticker symbol "EVSP." On June 13, 2008, the average of the high and low price of our common stock was $0.15.

         INVESTING IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 3 BEFORE MAKING A DECISION TO PURCHASE SHARES OF OUR COMMON STOCK.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                TABLE OF CONTENTS



PROSPECTUS SUMMARY...........................................................3

   SUMMARY FINANCIAL INFORMATION.............................................4

RISK FACTORS.................................................................4

   RISKS RELATED TO OUR BUSINESS.............................................4
   RISKS RELATED TO OUR SECURITIES...........................................9

FORWARD LOOKING STATEMENTS...................................................12

USE OF PROCEEDS..............................................................12

DETERMINATION OF OFFERING PRICE..............................................13

MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS.....................13

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
 AND RESULTS OF OPERATION....................................................13

BUSINESS.....................................................................20

MANAGEMENT...................................................................23

EXECUTIVE COMPENSATION.......................................................27

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS.........................29

PRINCIPAL STOCKHOLDERS.......................................................29

SELLING SECURITY HOLDERS.....................................................31

DESCRIPTION OF SECURITIES....................................................33

PLAN OF DISTRIBUTION.........................................................36

LEGAL MATTERS................................................................37

EXPERTS......................................................................37

CHANGES IN ACCOUNTANTS.......................................................37

WHERE YOU CAN FIND MORE INFORMATION..........................................37

INDEX TO FINANCIAL STATEMENTS................................................F-1


         You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that which is contained in this prospectus. This prospectus may be used only where it is legal to sell these securities. The information in this prospectus may only be accurate on the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of securities.

         References to "we," "our," "us," "Company," and "ESP" refer to Environmental Service Professionals, Inc. and its affiliates, including National Professional Services, Inc. and Environmental Safeguard Professionals, Inc., its wholly-owned subsidiaries.

                               PROSPECTUS SUMMARY

         THIS SUMMARY HIGHLIGHTS INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS. THIS SUMMARY DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER BEFORE INVESTING IN OUR COMMON STOCK. YOU SHOULD READ THE ENTIRE PROSPECTUS CAREFULLY, ESPECIALLY THE "RISK FACTORS" SECTION AND OUR FINANCIAL STATEMENTS AND THE RELATED NOTES APPEARING AT THE END OF THIS, BEFORE DECIDING TO INVEST IN OUR COMMON STOCK."

OUR COMPANY

         ESP, through its wholly owned subsidiary Environmental Safeguard Professionals, Inc. ("Safeguard"), offers various inspection services for addressing mold and moisture intrusion that can have an acute or chronic negative impact on the indoor air quality of commercial and residential buildings. ESP, through its wholly owned subsidiary National Professional Services, Inc. ("NPS"), offers annual trade memberships and management services for industry related associations.

         Safeguard has developed a standardized training, certification, inspection, and results reporting analysis program which forms the foundation of a suite of services that together comprise our Certified Environmental Home Inspector ("CEHI") program. This business unit provides annual subscription-based moisture maintenance and energy use awareness programs to both residential and commercial clients.

      NPS is currently a conglomerate of seven individual associations and maintains annual paying members. The focus of this business unit is to establish cross-training on CEHI programs and to provide information concerning residential environmental issues, to establish training for underwriters, loan officers and appraisers, and to educate these groups about CEHI inspection protocols. Training programs for insurance companies, underwriters, loss control, and risk management personnel educate and emphasize the benefits of using a CEHI on the initial inspection and then establishing annual inspections.

CORPORATE INFORMATION

         Our executive offices are located at 1111 East Tahquitz Canyon Way, Suite 110, Palm Springs, California 92262 and our telephone number is (760) 327-5284. Our Internet address is www.evsp.com. We have not incorporated by reference into this prospectus the information included on or linked from our website and you should not consider it to be part of this prospectus.

         Please see the "Risk Factors" section commencing on page 3 for more information concerning the risks of investing in us.

THE OFFERING

Common Stock Outstanding (1)        50,357,879 shares
Securities Offered by Selling
 Security holders (2)               Up to 12,402,637 shares of our common stock.

Use of Proceeds                     We would  receive a maximum of $7,429,266 of
                                    capital from the exercise of Warrants. All proceeds from the Warrants will be used for acquisitions, advertising and marketing, and working capital. We will not receive any of the proceeds from the sale of securities by the Selling Security holders.

Risk Factors                        An investment in our common stock involves a
                                    high  degree of risk and  could  result in a
                                    loss  of  your  entire  investment.   Please
                                    carefully   consider   the  "Risk   Factors"
                                    beginning on page 5 of this prospectus.


OTC Bulletin Board Symbol           EVSP

Common Stock Outstanding            62,760,516
after Offering, including
the shares underlying the
unexercised warrants.
--------------------------------
(1) The number of shares of our common stock outstanding as of May 31, 2008 excludes 12,402,637 shares of our common stock issuable upon exercise of outstanding Warrants.

(2) The number of shares of common stock offered is comprised of (i) 625,000 shares that may be issued upon the exercise of 625,000 outstanding Warrants with an exercise price of $0.01 per share, (ii) 1,500,000 shares that may be issued upon the exercise of 1,500,000 outstanding Warrants with an exercise price of $0.17 per share, (iii) 2,061,244 shares that may be issued upon the exercise of 2,061,244 outstanding Warrants with an exercise price of $0.25 per share, (iv) 736,206 shares that may be issued upon the exercise of 736,206 outstanding Warrants with an exercise price of $0.58 per share, (v) 6,617,767 shares that may be issued upon the exercise of 6,617,767 outstanding Warrants with an exercise price of $0.75 per share,
     (vi) 125,000 shares that may be issued upon the exercise of 125,000 outstanding Warrants with an exercise price of $1.25 per share, and (vii) 737,420 shares that may be issued upon the exercise of 737,420 outstanding Warrants with an exercise price of $1.50 per share.


SUMMARY HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

         The following tables summarize our selected historical consolidated financial data for the periods presented. The summary financial information set forth below should be read in conjunction with our financial statements and their related notes and "Management's Discussion and Analysis of Financial Condition and Results of Operation" included elsewhere in this prospectus.


                                         THREE MONTHS ENDED     THREE MONTHS ENDED
                                           MARCH 31, 2008         MARCH 31, 2007      YEAR ENDED DECEMBER     YEAR ENDED DECEMBER
STATEMENT OF OPERATIONS DATA:               (UNAUDITED)            (UNAUDITED)              31, 2007                31, 2006
-------------------------------------- ----------------------- --------------------- ----------------------- -----------------------
Revenues                                               65,092               245,717                 581,803                  82,319
Operating expenses                                  1,367,543             1,350,742               9,658,867                 671,254
Net (loss)                                        (1,450,924)           (1,144,945)            (21,468,106)               (564,589)
Net loss per share                                     (0.07)                (0.08)                  (1.18)                  (0.08)

Weighted average shares outstanding                21,847,386            14,010,502              18,250,793               6,996,933


                                         THREE MONTHS ENDED     THREE MONTHS ENDED
                                           MARCH 31, 2008         MARCH 31, 2007      YEAR ENDED DECEMBER     YEAR ENDED DECEMBER
BALANCE SHEET DATA:                         (UNAUDITED)            (UNAUDITED)              31, 2007                31, 2006
-------------------------------------- ----------------------- --------------------- ----------------------- -----------------------
Cash                                                      - -                20,866                     - -                 302,943
Total assets                                          849,140            11,810,053               1,789,245              10,376,386
Total current liabilities                           4,458,817             1,678,200               3,980,748                 736,960
Accumulated deficit                              (25,476,443)           (3,702,358)            (24,025,519)             (2,557,413)
Total stockholders' equity                            849,140            11,810,053               1,789,245              10,376,386

                                  RISK FACTORS

         ANY INVESTMENT IN OUR COMMON STOCK INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY THE RISKS DESCRIBED BELOW, TOGETHER WITH ALL OF THE OTHER INFORMATION CONTAINED IN THIS PROSPECTUS, BEFORE YOU DECIDE WHETHER TO PURCHASE OUR COMMON STOCK. IF ANY OF THESE ACTUALLY OCCUR, OUR BUSINESS, FINANCIAL CONDITION OR OPERATING RESULTS COULD BE ADVERSELY AFFECTED. THE RISKS DESCRIBED BELOW ARE NOT THE ONLY ONES WE FACE. ADDITIONAL RISKS NOT CURRENTLY KNOWN TO US OR THAT WE CURRENTLY DO NOT DEEM MATERIAL ALSO MAY BECOME IMPORTANT FACTORS THAT MAY MATERIALLY AND ADVERSELY AFFECT OUR BUSINESS. THE TRADING PRICE OF OUR COMMON STOCK COULD DECLINE DUE TO ANY OF THESE DESCRIBED OR ADDITIONAL RISKS AND YOU COULD LOSE PART OR ALL OF YOUR INVESTMENT.

RISKS RELATED TO OUR BUSINESS

WE HAVE A LIMITED OPERATING HISTORY, WHICH COULD MAKE IT DIFFICULT TO ACCURATELY EVALUATE OUR BUSINESS AND PROSPECTS.

         We began offering our environmental inspection services as Environmental Service Professionals, Inc. in October 2006 and our association management services in July 2007. Accordingly, we have a limited operating history and, as a result, we have limited financial data that you can use to evaluate our business and prospects. Our business model is evolving and it may not be successful. As a result of these factors, the future revenue and income potential of our business is uncertain. Although we have experienced significant revenue growth in recent periods, we may not be able to sustain this growth. Any evaluation of our business and our prospects must be considered in light of these factors and the risks and uncertainties often encountered by companies in our state of development. Some of these risks and uncertainties relate to our ability to do the following:

o Maintain and expand our current relationships, and develop new relationships with state, federal and environmental regulatory bodies
o Gain the acceptance of the commercial and residential insurance industry to a level where they will consider offering a discount to their policyholders, if their customers/insured's receive an initial inspection  services  and  then  participate  in an  annual  inspection program
o Maintain and expand our current relationships, and develop new relationships with the industry stakeholders including insurance, mortgage, and banking businesses, and realtors, builders, asset managers and the consumer
o        Continue to grow our revenue and meet anticipated growth targets
o Manage our expanding operations and implement and improve our operational, financial, and management controls
o        Respond effectively to competition
o        Implement ESP's national marketing campaign
o        Attract and retain qualified management and employees
o Attract the existing top tier home and moisture inspectors nationwide and to become approved vendors as independent contractors in order to deliver the CEHI Program of services

If we are unable to address these risks, our business, results of operation, and prospects could suffer.

LACK OF PUBLIC ACCEPTANCE OF OUR SERVICES WOULD HAVE A NEGATIVE IMPACT OUR SALES AND PROFITABILITY.

         Our business is speculative and dependent upon the acceptance of our services as an effective and reliable method to perform indoor air quality and energy use inspections. Our business is also dependent on the effectiveness of our marketing program to convince potential clients and potential independent contractors to utilize our services so that we will become profitable. We cannot assure that the public or industry stakeholders will accept our inspection services, or that we will be successful or that our business will earn any profit. We cannot assure that we will earn any revenues or that investors will not lose their entire investment. We cannot assure that we will operate our business successfully or that our common stock will have value. A failure of our marketing campaign would have a material adverse impact on its operating results, financial condition and business performance.

WE MAY RISK EXPOSURE FROM LIABILITY CLAIMS.

         Environmental inspectors face the risk of exposure to liability claims in the event that the use of analysis reports or reliance on inspection protocols cause property damage, injury or illness as a result of contamination from environmental hazards that were included in such analysis, inspection protocols, or otherwise. We expect to maintain sufficient primary or excess umbrella liability insurance. However, such insurance may not continue to be available at a reasonable cost, or, if available, may not be adequate to cover all liabilities. Although we intend to seek contractual indemnification and insurance coverage from parties supplying its services, such indemnification or insurance coverage is limited, as a practical matter, to the creditworthiness of the indemnifying party and the insured limits of any insurance provided by suppliers. If we do not have adequate insurance or contractual indemnification available, product liability relating to defective products could materially reduce our future net earnings and earnings per share.

WE MAY BE HARMED BY ACTIONS TAKEN BY OUR ENVIRONMENTAL INSPECTORS THAT ARE OUTSIDE OUR CONTROL.

         A significant portion of our environmental inspectors are independent contractors and are not our employees. We provide training and support to the environmental inspectors, but the quality of their operations may be diminished by any number of factors beyond our control. Consequently, our environmental inspectors may not successfully operate in a manner consistent with our standards and requirements, or may not hire and train qualified personnel. Our image and reputation, and the image and reputation of other environmental inspectors, may suffer materially and system-wide sales could significantly decline if our environmental inspectors do not operate successfully.

WE MAY BECOME RELIANT ON TECHNOLOGY FOR EFFICIENT OPERATIONS WHICH COULD INCREASE OUR OPERATING COSTS IN THE SHORT TERM AND MAKE US VULNERABLE TO DISRUPTIONS.

         The need to synchronize data and the related information which is key to our on-line work flow system. Global trends are moving toward developing and adopting standardized protocols for data synchronization. The implementation of these protocols will be an added expense encountered by us in executing our business strategy. One of the greatest coordination challenges for us is having inspectors utilize on-line work flow systems effectively to ensure efficient and effective service to our clients and to capture the mission critical data post inspection. The Internet is playing a growing role in creating an automated communications network for presenting, tracking, and capturing this mission critical information. We believe that we will need to develop a network to enable the on-line work flow system on the Internet in order to operate profitability which could increase our operating costs in the short term.

         Our ability to reduce costs in the long term and increase profits, as well as our ability to serve customers most effectively, may depend on the reliability of our technology network. We expect to use software and other technology systems to dispatch inspectors in the most efficient manner to optimize the use of standardized inspection and analysis protocols and minimize the time spent at each stop. Any disruption to these computer systems in the future could adversely impact our customer service, decrease the volume of our business, and result in increased costs. While we expect to invest in technology security initiatives and disaster recovery plans, we recognize that these measures cannot fully insulate us from technology disruption that could result in adverse effects on operations and profits.

OUR BUSINESS STRATEGY, IN PART, DEPENDS UPON OUR ABILITY TO COMPLETE AND MANAGE ACQUISITIONS OF OTHER COMPANIES.

         Our primary strategy is to achieve growth through acquisitions of businesses. We may not be able to make acquisitions in the future and any acquisitions we do make may not be successful. Furthermore, future acquisitions may have a material adverse effect upon our operating results, particularly in periods immediately following the consummation of those transactions while the operations of the acquired businesses are being integrated into our operations.

         Achieving the benefits of acquisitions depends on the timely, efficient and successful execution of a number of post-acquisition events, including integrating the business of the acquired company into our operations, marketing programs, and reporting and information systems. We may not be able to successfully integrate the acquired company's operations or personnel, or realize the anticipated benefits of the acquisition. Our ability to integrate acquisitions may be adversely affected by many factors, including the relatively large size of a business and the allocation of our limited management resources among various integration efforts.

         In connection with the acquisitions of businesses in the future, we may decide to consolidate the operations of any acquired business with our existing operations or make other changes with respect to the acquired business, which could result in special charges or other expenses. Our results of operations also may be adversely affected by expenses we incur in making acquisitions, by amortization of acquisition-related intangible assets with definite lives and by additional depreciation attributable to acquired assets. Any of the businesses we acquire may also have liabilities or adverse operating issues, including some that we fail to discover before the acquisition, and our indemnity for such liabilities typically has been limited and may, with respect to future acquisitions, also be limited.

         Additionally, our ability to make any future acquisitions may depend upon obtaining additional financing. We may not be able to obtain additional financing on acceptable terms or at all. To the extent that we seek to acquire other businesses in exchange for our common stock, fluctuations in our stock price could have a material adverse effect on our ability to complete acquisitions.

WE HAVE NO ASSURANCE THAT OUR PROPOSED ACQUISITIONS WILL BE COMPLETED.

         Our business strategy, in part, is to expand our operations through strategic acquisitions. We have not entered into any agreements, arrangements or understandings to acquire any operating companies, and we cannot assure that any acquisition will be completed for any number of reasons. These reasons include, but are not limited to, our ability to obtain funding, complete the necessary due diligence to our satisfaction, agree on all material terms of definitive purchase agreements, obtain audited financial statements consistent with the unaudited financial statements, or otherwise consummate the acquisition of any or all of such entities.

WE MAY NOT BE ABLE TO MANAGE PROPOSED ACQUISITIONS AND ACHIEVE PROFITABILITY.

         In the event that we are able to complete any acquisitions, such acquisitions would present numerous challenges to us. These include, but are not limited to, the integration of the acquired entities with our operations, technologies and management and the attendant risks associated with such acquisitions, including, but not limited to, possible unanticipated liabilities, unanticipated costs, and diversion of management attention or loss of personnel.

         We cannot assure you that we will successfully integrate or profitably manage any acquired businesses, that our continued business will achieve sales levels, profitability, efficiencies or synergies that justify the acquisitions, or that the acquisitions will result in increased earnings for us in any future period. Successful integration of our operations will depend on, among other things, our ability to attract, hire and retain skilled management and other personnel, none of which can be assured. To manage growth effectively, we will need to invest in development of enhancements to existing services, implement operational, financial and management information systems, procedures and controls, and integrate our personnel and operations with those of an acquired company. We cannot assure that we will be able to manage the combined operations effectively, and failure to do so could have a material adverse effect on our business, financial condition and/or operating results.

WE MAY BECOME SUBJECT TO UNDISCLOSED LIABILITIES AS A RESULT OF PROPOSED ACQUISITIONS.

         While we will conduct whatever due diligence we can with regard to all acquisitions, there may be significant undisclosed liabilities associated with an entity that might not be known to us prior to an acquisition. The indemnities and warranties that we will receive in connection with the proposed acquisitions might not fully cover such liabilities, in which case our operations may be adversely affected.

WE MAY NOT BE ABLE TO SUCCESSFULLY COMPETE AGAINST COMPANIES WITH SUBSTANTIALLY GREATER RESOURCES.

         The indoor air quality testing industry is extremely competitive. Our principal competitors include other indoor air quality testers, certified industrial hygienists, home inspectors, termite inspectors, and remediation and abatement companies. These competitors may have longer operating histories, greater name recognition, larger installed customer bases, and substantially greater financial and marketing resources than ESP. We believe that the principal factors affecting competition in this proposed market include name recognition, and the ability to receive referrals based on client confidence in our services. There are no significant barriers of entry that could keep potential competitors from opening similar indoor air quality testing facilities. Our ability to compete successfully in the industry will depend in large part upon our ability to market and sell our indoor air quality testing services and to respond effectively to changing insurance industry standards and methodology. We cannot assure that ESP will be able to compete successfully in the indoor air quality testing industry, or that future competition will not have a material adverse effect on our business, operating results, and financial condition.

WE MAY FROM TIME TO TIME BE SUBJECT TO DISPUTES WITH CUSTOMERS AND VENDORS RELATING TO AMOUNTS INVOICED FOR SERVICES PROVIDED WHICH WE MAY NOT BE ABLE TO RESOLVE IN OUR FAVOR.

         It is not unusual in our industry to occasionally have disagreements with vendors relating to amounts billed for services provided between the recipient of the services and the vendor. To the extent we are unable to favorably resolve these disputes, our revenues, profitability or cash may be adversely affected.

OUR ABILITY TO PROTECT OUR INTELLECTUAL PROPERTY IS UNCERTAIN.

         We rely on know-how and trade secrets to maintain our competitive position. Confidentiality agreements or other agreements with our employees, consultants and advisors may not be enforceable or may not provide meaningful protection for our proprietary technology, know-how, trade secrets, or other proprietary information in the event of misappropriation, unauthorized use or disclosure or other breaches of the agreements, or, even if such agreements are legally enforceable, we may not have adequate remedies for breaches of such agreements. The failure of our agreements to protect our proprietary technology could result in significantly lower revenues, reduced profit margins or loss of market share.

         The market for our services depends to some extent upon the goodwill associated with our trademarks and service marks. We own, or have licenses to use, the material trademarks, service marks and trade names used in connection with the marketing and performance of our services in the markets where those services are sold. Therefore, trademark protection is important to our business. Although our trademarks and service marks are registered in the United States, we may not be successful in asserting trademark protection. In addition, the laws of certain foreign countries may not protect our trademarks or service marks to the same extent as the laws of the United States. The loss or infringement of our trademarks or service marks could impair the goodwill associated with our brands, harm our reputation and have a material adverse effect on our financial results.

WE EXPECT TO CONTINUE TO INCUR LOSSES FOR THE NEAR FUTURE.

         We project that we will continue to incur development and administrative expenses and operate at a loss for up to the next three years unless we are able to complete several acquisitions or generate substantial revenues from inspection and membership services. We cannot be certain whether or when we will be able to achieve profitability because of the significant uncertainties with respect to our business.

OUR CURRENT CAPITALIZATION IS INADEQUATE AND WE MAY NOT BE ABLE TO RAISE THE REQUIRED CAPITAL TO CONDUCT OUR OPERATIONS.

         We have incurred substantial indebtedness through short-term bridge loans and other short term loans made to us during the past 12 months by investors and lenders. These loans have maturity dates occurring in the second quarter of 2008. We must raise substantial equity capital in order to refinance these short-term loans because our businesses do not have sufficient revenue to service the debt. We cannot assure that we will be able to raise the necessary capital to repay our debt. If we default on the debt, a significant portion of which is secured by our assets, then we could lose our businesses and related assets, causing investors to lose their entire investment in us. Furthermore, we cannot assure that we will not incur debt in the future, that we will have sufficient funds to repay our indebtedness, or that we will not default on our debt, jeopardizing our business viability. We may not be able to borrow or raise additional capital in the future to meet our needs or to otherwise provide the capital necessary to conduct our business.

         We will require additional capital resources including, but not limited to, exercise of outstanding warrants, in order to conduct our operations and raise sufficient working capital, as well as in order to grow and expand our business. Future events may lead to increased costs that could make it difficult for us to succeed. To raise additional capital, we may be required to sell additional equity securities, or accept debt financing or obtain financing through a bank or other entity. If additional funds are raised through the issuance of additional stock, there may be a significant dilution in the value of our outstanding common stock. We may not have binding arrangements with respect to additional financings, even though we have signed investment and financing commitments. If we so require, future financing may not be available to us on commercially reasonable terms, or at all. We cannot assure that any additional financings will be available to us, that we will be able to obtain additional loans, or that adequate funds for our operations will otherwise be available when needed or on terms that are acceptable to us. The inability to secure additional financing would prevent us from achieving profitability and would have a material adverse effect upon us, which may result in the loss of your investment in ESP.

OUR INDUSTRY IS SUBJECT TO REGULATION THAT COULD ADVERSELY IMPACT OUR BUSINESS.

         Our business is subject to various federal, state and local laws that govern indoor air quality assessors and hygienists, business licensing, and those governing health, safety, the rights of employees, employment discrimination, wrongful termination, wages, hours, taxes, quality of service, and other matters. A failure by us or our independent environmental inspectors to comply with applicable government regulations or insurance company requirements could have a material adverse effect on our financial condition and business operations.

OUR FINANCIAL STATEMENTS HAVE BEEN PREPARED ASSUMING THAT WE WILL CONTINUE AS A GOING CONCERN.

         The accompanying financial statements to this registration statement have been prepared assuming that we will continue as a going concern. As discussed in Note 15 to the financial statements, we generated net losses of $21,468,106 during the period from September 29, 1992 (inception) through December 31, 2007. These conditions raise substantial doubt about our ability to continue as a going concern. Our continuation as a going concern is dependent on our ability to meet our obligations, to obtain additional financing as may be required, and ultimately to attain profitability. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty. Management plans to raise additional funds through debt or equity offerings. We are insolvent unless and until we raise adequate capital to repay our short-term indebtedness which is in default. There is no guarantee that we will be able to raise any capital through any type of offerings.

WE ARE CURRENTLY IN DEFAULT ON OUR BRIDGE LOANS.

         We have failed to repay our bridge loans on a timely basis. Currently, our bridge loan lenders are exercising forbearance on a voluntary day-to-day basis. We cannot assure that our lenders will continue to refrain from enforcement and foreclosure on their loans. If we are not able to repay or refinance bridge loans, we may experience foreclosure on our assets and a cessation of our business. In such circumstances you may lose your entire investment in ESP.

WE HAVE AN OBLIGATION TO REPURCHASE STOCK ISSUED TO CERTAIN BRIDGE LOAN LENDERS.

         We have an obligation to repurchase stock issued to certain bridge loan lenders. We cannot assure that we will have sufficient funds to repurchase the stock and we may default on this obligation. Currently, we have an obligation to repurchase 215,321 shares of our common stock at a price of $1.00 per share.

OUR BUSINESS MAY BE SUBJECT TO FLUCTUATIONS IN THE ECONOMY AND GEOPOLITICAL EVENTS.

         Our business could be affected by general economic conditions and those specific to the inspection, real-estate and energy management industries. In addition, our business could be affected by geopolitical events such as war, threat of war or terrorist actions. Such an economic downturn or geopolitical event could materially and adversely affect our business and financial condition.

IF WE WERE TO LOSE THE SERVICES OF OUR KEY PERSONNEL, WE MAY NOT BE ABLE TO EXECUTE OUR BUSINESS STRATEGY.

         Our success is substantially dependent on the performance of our executive officers and key employees. Given our early stage of operation, we are dependent on our ability to retain and motivate high quality personnel. Although we believe we will be able to engage qualified personnel for such purposes, an inability to do so could materially adversely affect our ability to market and perform our services. The loss of one or more of our key employees or our inability to hire and retain other qualified employees could have a material adverse effect on our business

IF WE ARE UNABLE TO HIRE, RETAIN OR MOTIVATE QUALIFIED PERSONNEL, CONSULTANTS, INDEPENDENT CONTRACTORS AND ADVISORS, WE MAY NOT BE ABLE TO GROW EFFECTIVELY.

         Our performance will be largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continuing ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization. Competition for such qualified employees is intense. If we do not succeed in attracting excellent personnel or in retaining or motivating them, we may be unable to grow effectively. In addition, our future success will depend in large part on our ability to retain key consultants and advisors. We cannot assure that any skilled individuals will agree to become an employee, consultant or independent contractor of ESP. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy.

DIRECTORS AND OFFICERS HAVE LIMITED LIABILITY.

         As permitted by the Nevada General Corporation Law, our certificate of incorporation and by-laws limit the personal liability of our directors and stockholders for monetary damages for breach of fiduciary duty as a director or stockholder, but such provision does not eliminate or limit the liability of a director in certain circumstances, such as for: (i) any breach of the director's duty of loyalty to the corporation or its stockholders; (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (iii) under Section 174 of the Nevada General Corporate Law; or (iv) for any transaction from which the director derived an improper personal benefit. If we were called upon to perform under our indemnification agreement, then the portion of our assets expended for such purpose would reduce the amount otherwise available for our business.

RISKS RELATED TO OUR SECURITIES

UNTIL OCTOBER 2006, WE WERE A PUBLIC SHELL COMPANY. THERE ARE CERTAIN RISKS ASSOCIATED WITH TRANSACTIONS WITH PUBLIC SHELL COMPANIES GENERALLY, INCLUDING INCREASED SECURITIES AND EXCHANGE COMMISSION SCRUTINY AND REGULATION AND LACK OF ANALYST COVERAGE.

         Prior to October 2006, we were effectively a public shell company with no material assets or operations and our only value was that we maintained current filings with the Securities and Exchange Commission ("SEC") and a class of securities that was traded on the OTC Bulletin Board. Substantial additional risks are associated with a public shell merger transaction such as the absence of accurate or adequate public information concerning the public shell; undisclosed liabilities; improper accounting; claims or litigation from former officers, directors, employees or stockholders; contractual obligations; regulatory requirements and others. Although management performed due diligence on the public shell company, there can be no assurance that such risks do not occur. The occurrence of any such risk could materially adversely affect our results of operations, financial condition and stock price. Security analysts of major brokerage firms may not provide coverage of us. No assurance can be given that brokerage firms will want to conduct any secondary public offerings on our behalf or make a market in our stock in the future.

OUR COMMON STOCK MAY BE CONSIDERED A "PENNY STOCK" AND MAY BE DIFFICULT TO SELL.

         The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share or an exercise price of less than $5.00 per share, subject to specific exemptions. The market price of our common stock is less than $5.00 per share and therefore may be designated as a "penny stock" according to SEC rules. This designation requires any broker or dealer selling these securities to disclose certain information concerning the transaction, obtain a written agreement from the purchaser and determine that the purchaser is reasonably suitable to purchase the securities. These rules may restrict the ability of brokers or dealers to sell our common stock and may affect the ability of investors to sell their shares. In addition, since our common stock is currently traded on the NASD's
OTC Bulletin Board, investors may find it difficult to obtain accurate quotations of our common stock and may experience a lack of buyers to purchase such stock or a lack of market makers to support the stock price.

OUR PRINCIPAL SHAREHOLDERS HAVE SIGNIFICANT VOTING POWER AND MAY TAKE ACTIONS THAT MAY NOT BE IN THE BEST INTEREST OF OTHER SHAREHOLDERS.

         As of May 31, 2008, our executive officers, directors, and principal shareholders who hold 5% or more of our outstanding common stock beneficially owned, in the aggregate, approximately 67.812% of our outstanding common stock. These shareholders are able to exercise significant control over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions. This concentration of ownership may have the effect of delaying or preventing a change in control and might adversely affect the market price of our common stock. This concentration of ownership may not be in the best interests of all our shareholders.

WE CAN PROVIDE NO ASSURANCE THAT OUR INTERNAL CONTROL OVER OUR FINANCIAL REPORTING WILL BE EFFECTIVE UNDER SECTION 404 OF THE SARBANES-OXLEY ACT OF 2002.

         Given the complexities and inherent risks associated with the operation of internal control over financial reporting, we can provide no assurance that our internal control over financial reporting will be effective under Section 404 of the Sarbanes-Oxley Act of 2002 ("SOX"). Moreover, we can provide no assurance as to any matters that might be reported in our management's assessment of our internal control over financial reporting or our independent registered public accounting firm's audit report. If we are not able to implement the requirements relating to internal controls and all other provisions of Section 404 in a timely fashion or achieve adequate compliance with these requirements or other requirements of SOX, we might become subject to sanctions or investigation by regulatory authorities such as the SEC or the Financial Industry Regulatory Authority, Inc. ("FINRA"). Any such action may materially adversely affect our reputation, financial condition and the value of our securities, including our common stock. Additionally, ineffective internal control over financial reporting could cause investors to lose confidence in our reported financial information and could result in a lower trading price for our securities.

THE TRADING PRICE OF OUR COMMON STOCK HAS BEEN, AND IS LIKELY TO CONTINUE TO BE, VOLATILE WITH LIMITED LIQUIDITY.

         The trading prices of our common stock and the securities of service companies generally have been highly volatile. Trading volume has been extremely light and may not increase, resulting in limited liquidity for stockholders. The trading price of our common stock may decline or fail to appreciate. Factors affecting the trading price of our common stock will include:

o        variations in our operating results;
o announcements of technological innovations, new services or service enhancements, strategic alliances or significant agreements by us or by our competitors;
o        recruitment or departure of key personnel;
o changes in the estimates of our operating results or changes in recommendations by any securities analysts that elect to follow our common stock;
o developments or disputes concerning our intellectual property or other proprietary rights;
o        the gain or loss of significant customers;
o market conditions in the inspection industry, the industries of our customers, and the economy as a whole; and
o adoption or modification of regulations, policies, procedures or programs applicable to our business.

         In addition, if the market for service company stocks or the stock market in general experiences loss of investor confidence, the trading price of our common stock could decline for reasons unrelated to our business, operating results or financial condition. The trading price of our common stock might also decline in reaction to events that affect other companies in our industry even if these events do not directly affect us.

THERE IS NO ASSURANCE OF AN ESTABLISHED PUBLIC TRADING MARKET, AND THE FAILURE TO ESTABLISH ONE WOULD ADVERSELY AFFECT THE ABILITY OF OUR INVESTORS TO SELL THEIR SECURITIES IN THE PUBLIC MARKET.

         At present, there is minimal trading of our securities, and there can be no assurance that an active trading market will develop. Our common stock is traded on the OTC Bulletin Board. The OTC Bulletin Board is an inter-dealer, over-the-counter market that provides significantly less liquidity than FINRA's automated quotation system, or NASDAQ Stock Market. Quotes for stocks included on the OTC Bulletin Board are not listed in the financial sections of newspapers as are those for the NASDAQ Stock Market. Therefore, prices for securities traded solely on the OTC Bulletin Board may be difficult to obtain and holders of common stock may be unable to resell their securities at or near their original price or at any price.

TRADING ON THE OTC BULLETIN BOARD MAY BE DETRIMENTAL TO INVESTORS.

         Securities traded on the OTC Bulletin Board generally have limited trading volume and exhibit a wide spread between the bid/ask quotations. We cannot predict whether a more active market for our common stock will develop in the future. In the absence of an active trading market, investors may have difficulty buying and selling our common stock or obtaining market quotations, market visibility for our common stock may be limited, and a lack of visibility for our common stock may have a depressive effect on the market price for our common stock.

A SIGNIFICANT NUMBER OF OUR SHARES WILL BE ELIGIBLE FOR SALE, AND THEIR SALE COULD DEPRESS THE MARKET PRICE OF OUR COMMON STOCK.

         Sales of a significant number of shares of our common stock in the public market could harm the market price of our common stock. We are registering an aggregate of 12,402,637 shares, or 19.8% of our common stock on a fully diluted basis, for resale in the public market pursuant to this registration statement. As such shares of our common stock are resold in the public market, the supply of our common stock will increase, which could decrease its price. Some or all of our shares of common stock as well as shares of common stock underlying warrants may also be offered from time to time in the open market pursuant to an effective registration statement or Rule 144, and these sales may have a depressive effect on the market for our shares of common stock. In general, a non affiliate who has held restricted shares for a period of six months may sell into the market shares of our common stock.

IF WE FAIL TO MAINTAIN EFFECTIVE INTERNAL CONTROLS OVER FINANCIAL REPORTING, THE PRICE OF OUR COMMON STOCK MAY BE ADVERSELY AFFECTED.

         We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management's assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management's assessment of our internal controls over financial reporting or disclosure of our public accounting firm's attestation to or report on management's assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

WE DO NOT FORESEE PAYING CASH DIVIDENDS IN THE FORESEEABLE FUTURE.

         We have not paid cash dividends on our stock and do not plan to pay cash dividends on our common stock in the foreseeable future.

WE MAY USE OUR PREFERRED STOCK AS AN ANTI-TAKEOVER DEVICE.

         We are authorized to issue up to 1,000,000 shares of preferred stock, $0.01 par value. The preferred stock may be issued in series from time to time with such designation, voting and other rights, preferences and limitations as our Board of Directors may determine by resolution. Unless the nature of a particular transaction and applicable statutes require such approval, the Board of Directors has the authority to issue these shares without stockholder approval subject to approval of the holders of our preferred stock. The issuance of preferred stock may have the effect of delaying or preventing a change in control of ESP without any further action by our stockholders.

WE ARE SUBJECT TO CRITICAL ACCOUNTING POLICIES, AND WE MAY INTERPRET OR IMPLEMENT REQUIRED POLICIES INCORRECTLY.

         We will follow generally accepted accounting principles for the U.S. in preparing our financial statements. As part of this process, we must make many estimates and judgments about future events. These affect the value of the assets and liabilities, contingent assets and liabilities, and revenue and expenses that we report in our financial statements. We believe these estimates and judgments are reasonable, and we make them in accordance with our accounting policies based on information available at the time.
 However, actual results could differ from our estimates, and this could require us to record adjustments to expenses or revenues that could be material to our financial position and results of operations in future periods.

IF WE DO NOT KEEP THIS REGISTRATION STATEMENT CURRENT, THE SELLING SECURITY HOLDERS' ABILITY TO SELL THE COMMON STOCK UNDERLYING THEIR WARRANTS WILL BE LIMITED.

         We must maintain this registration statement on Form S-1 current and effective with the SEC in order for selling security holders listed therein or their assignees to be able to receive registered shares of common stock upon exercise of the Warrants. We may not be able to maintain a registration statement in effect throughout the period during which the Warrants remain exercisable. Provided such registration statement is kept effective, following any sale made by selling security holders of their shares of common stock underlying the Warrants, prospective purchasers shall receive registered common stock. Maintaining an effective registration statement requires substantial continuing expenses for legal and accounting fees and we cannot guarantee our ability to keep the registration statement effective.

                           FORWARD LOOKING STATEMENTS

         This prospectus, including the sections entitled "Prospectus Summary," "Risk Factors," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Description of Business," contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our ability to control or predict and that may cause our or our industry's actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements. These risks and other factors include those listed under "Risk Factors" and elsewhere in this prospectus. In some cases, you can identify forward-looking statements by terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," "potential," "continue" or the negative of these terms or other comparable terminology. You should not place undue reliance on forward-looking statements. Actual events or results may differ materially. In evaluating these statements, you should understand that various factors, in addition to those discussed in "Risk Factors" and elsewhere in this document, could affect our future results and could cause results to differ materially from those expressed in such forward-looking statements, including the following:

o        our limited operating history and fluctuating operating results;
o we are currently in default on our short-term indebtedness and need substantial capital or financing to cure the default;
o        the possibility we may be unable to manage our growth;
o        extensive competition;
o        loss of members of our senior management;
o        our limited number of customers and suppliers;
o        our need to effectively integrate businesses we acquire;
o        regulatory interpretations and changes;
o        volatility or decline of our stock price;
o        our failure to earn revenues or profits;
o inadequate capital and barriers to raising capital or to obtaining the financing needed to implement our business plans;
o        changes in demand for our products and services;
o        rapid and significant changes in markets;
o        litigation with our legal claims and allegations by outside parties;
         and
o        insufficient revenues to cover operating cost.

         Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Moreover, neither we nor any other person assumes responsibility for the accuracy and completeness of these forward-looking statements.

         You should read these factors and the other cautionary statements made in this prospectus as being applicable to all related forward-looking statements wherever they appear in this prospectus. If one or more of these factors materialize, or if any underlying assumptions prove incorrect, our actual results, performance or achievements may vary materially from any future results, performance or achievements expressed or implied by these forward-looking statements. We undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

                                 USE OF PROCEEDS

         If the Selling Security Holders determine to exercise their Warrants in order to sell shares under this prospectus, we will receive the proceeds of the exercise of the Warrants. If all of the Warrants are exercised, we would receive net proceeds of $7,429,266. We plan to use any such net proceeds for acquisitions, advertising and marketing, and as working capital. The amounts actually expended for each such use, if any, are at our discretion and may vary significantly depending upon a number of factors, including the amount of such proceeds, future revenue growth and the amount of cash generated by our operations. To the extent we do not utilize such proceeds immediately, such proceeds will be invested in United States government or governmental agency securities or short-term insured certificates of deposit.

                         DETERMINATION OF OFFERING PRICE

         The shares of common stock are being offered for sale by the selling security holders at prices established on the OTC Bulletin Board or in negotiated transactions during the term of this offering. These prices will fluctuate based on the demand for the shares.


            MARKET FOR COMMON EQUITY AND RELATED SHAREHOLDER MATTERS

COMMON STOCK

         Our common stock is listed on the OTC Bulletin Board and trades under the symbol "EVSP." At the close of business on May 31, 2008 there were 50,357,879 issued and outstanding common shares which were held by approximately 200 shareholders of record, of which 3,290,182 shares were free trading. The balance is restricted stock as that term is used in Rule 144 of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

         The following table sets forth the quarterly high and low closing sales prices of the common stock for 2006 and 2007 and the first quarter of 2008 as reported by Yahoo! Finance. Such prices represent prices between dealers and do not include retail mark-ups, mark-downs or commissions and may not represent actual transactions.

      2006          HIGH       LOW            2007            HIGH          LOW            2008            HIGH          LOW
------------------ -------- ---------- ------------------- ------------ ------------ ----------------- -------------- ----------
First Quarter        N/A       N/A      First Quarter         $1.25        $0.52     First Quarter         $0.25        $0.14
Second Quarter       N/A       N/A      Second Quarter        $1.40        $0.51
Third Quarter        N/A       N/A      Third Quarter         $2.20        $0.40
Fourth Quarter      $1.50     $0.10     Fourth Quarter        $0.76        $0.15

         There is currently minimal trading volume for our securities. During the period from January 1, 2006 through March 31, 2008, our common stock traded at a high of $2.20 and a low of $0.10.

DIVIDENDS

         We have not declared or paid any cash dividends on our common stock and we do not expect to pay any cash dividends in the foreseeable future. The decision whether to pay cash dividends on our common stock will be made by our Board of Directors, in their discretion, and will depend on our financial condition, operating results, capital requirements and other factors that our Board of Directors considers significant. We currently intend to retain our earnings for funding growth and, therefore, do not expect to pay any dividends in the foreseeable future.

EQUITY COMPENSATION PLAN INFORMATION

         See "Executive Compensation-- Employee Benefit Plans."


MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATION

         YOU SHOULD READ THE FOLLOWING DISCUSSION AND ANALYSIS OF OUR FINANCIAL CONDITION AND RESULTS OF OUR OPERATIONS TOGETHER WITH OUR FINANCIAL STATEMENTS AND RELATED NOTES APPEARING AT THE END OF THIS PROSPECTUS. THIS DISCUSSION CONTAINS FORWARD-LOOKING STATEMENTS REFLECTING OUR CURRENT EXPECTATIONS THAT INVOLVE RISKS AND UNCERTAINTIES. ACTUAL RESULTS AND THE TIMING OF EVENTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN THESE FORWARD-LOOKING STATEMENTS DUE TO A NUMBER OF FACTORS, INCLUDING THOSE DISCUSSED IN THE SECTION ENTITLED "RISK FACTORS" BEGINNING ON PAGE 3 AND ELSEWHERE IN THIS PROSPECTUS.

OVERVIEW

         Environmental Service Professionals, Inc. (hereinafter, "we," "us," "ESP" or the "Company") is a California-based, Nevada corporation, which through its various acquisitions offers environmental services for addressing mold and moisture intrusion and the associated acute or chronic issues that impact the interior air quality of commercial and residential buildings.

         We have evolved and focused on developing and delivering what management believes to be state-of-the-art, "Best in Class" procedures, tools and education to provide services for addressing moisture and mold related and other environmental issues (for example: radon and allergy testing) for the residential and commercial real estate industries.

         Management believes that our procedures, tools and education bring a real opportunity to provide a standardized pro-active approach to the highly fragmented and relatively unsophisticated inspection industry.

         Management believes that we are the first company of its kind to be able to support a pro-active comprehensive annual inspection called the Mold and Moisture Management Program ("MMM Program"). The MMM Program is available for all residential properties that have passed our Certified Mold and Moisture Inspection Process ("CMI").

         Management believes that our acquisition of seven real estate industry associations has provided the access to train and provide its members with information that is consistent with ESP's approach.

         Within the next two months, we intend to acquire Porter Valley Software, Inc., an inspection software company. Management anticipates that this acquisition will be absorbed into the corporate entity to provide support across the various business units and will become a core component of the highly advanced and standardized on-line and automated procedural protocols developed in concert with each of the other three participants in the industry, ESP, National Association of Moisture Management ("NAMM"), and EMLab P&K.

BUSINESS UNIT DESCRIPTIONS

ENVIRONMENTAL   SAFEGUARD   PROFESSIONALS,   INC.   ("SAFEGUARD")  -  WEB  SITE:
HTTP://WWW.ESPUSA.NET

         We have re-aligned this business unit to provide the home inspection industry with what we believe to be state-of-the-art procedures for environmental services. Safeguard's primary focus is on the standardized Certified Moisture Investigation ("CMI") focusing on moisture intrusion issues that may impact the interior air quality of commercial and residential buildings and the health of its occupants. We also offer advanced residential services including: allergen screening, radon testing, neighborhood environmental reports and home energy tune-ups. We only utilize certified environmental home inspectors who possess nationally recognized certifications and follow our "Best in Class" industry practices. These protocols were developed by NAMM and offer detailed interpretive reports and a consultation with a certified industrial hygienist consultation based on independent laboratory analysis. Certified documents and expert witness services are also available.

         We provide a pro-active annual maintenance service for homeowners, property management companies and builders. The MMM Program allows clients to manage their liability and protect their property from serious chronic moisture issues. Management believes that ESP is the first company of its kind to be able to support the MMM Program. We have centralized our national call center and customer services offices to Palm Springs, California.

NATIONAL     PROFESSIONAL     SERVICES,     INC.    ("NPS")    -    WEB    SITE:
HTTP://WWW.NPSERVICESINC.COM

         NPS' services include complete organization and association management, advisory council and board of director coordination, seminars, conferences, graphic design and printing, accounting and reporting and consulting. NPS provides comprehensive management services for seven different membership organizations of which four are both national and international organizations. NPS maintains a servicing facility in Phoenix, Arizona which includes a fully trained staff, conference room, library, accounting services and a computer room updated with the latest server technology.

         NPS is a full service association management company with the ability to work with trade associations that have between 250 members to 50,000 members.

GROWTH STRATEGY

         Currently the industry as a whole lacks a predominant brand, lacks uniform inspection and reporting protocols, has inconsistent product and service pricing, and no consistent public outreach program. Management believes that cursory web searching tends to confirm the fragmented and relatively unsophisticated nature of the industry. Management believes that there are a few participants who are trying to build a national presence and/or a certified network of independent inspectors, but there is no indication that they are very far along or well-funded in their efforts.

         ESP is focused on "Risk Management," which management believes is a significant tool to assess the health of an individual's personal environment. For the industry, it provides an easily understood and standardized way of assessing risks regardless of location.

         The goals are three-fold and in order of priority:

         1) To gain the acceptance of the residential insurance industry to a level where they will consider offering a discount to their policyholders, if their customers/insured's receive an initial CMI and then participate in the MMM Program.

         2) To attract the existing top tier home and moisture inspectors nationwide for them to become approved vendors of ESP as independent contractors in order to deliver the CEHI Program of services by offering a three point value statement:

                  a. Business on-line (featuring a complete automated on-line work flow system including: sales, A/R & A/P management);
                  b. Access to operate under ESP's CEHI liability insurance at no cost to the inspector;
                  c. Access to group health, dental, and SEP 125 (as available).

         3) To focus on turning every household in America into ESP's marketplace through environmental awareness and education, by offering allergen screening, energy use assessments, mold sampling, moisture management inspections, neighborhood environmental reports, and radon testing.

                  a. ESP has a dedicated sales team to reach out to the 20,000 home inspectors in America who currently perform some type of environmental inspection.
                  b.       Implement ESP's national marketing campaign.

RISK MANAGEMENT PROCESS

         ESP believes that the residential and commercial insurance companies can benefit materially by reducing their annual claim payouts by requiring an annually scheduled moisture and mold inspection.

         By having a CMI performed by CEHI from ESP to identify any existing issues, then correcting those issues, the building will then be qualified to subscribe to the MMM Program.

         By participating in the annual preventative MMM Program, it is possible that issues would then be caught early and not become chronic. Any required repairs can be made quickly and efficiently, usually at a lower cost.

         ESP mitigates the client's liability by performing the MMM Program visit annually. ESP shares in the recurring revenue with the technicians, ensuring long-term client relationships.

KEY COMPETITIVE ADVANTAGES

STANDARDIZED, PROPRIETARY & SCALABLE PROCESSES

         ESP has developed a combination of standardized proprietary processes for each aspect of the client account from initial call, to the dispatch, through completion of every inspection.

         We have standardized each of our processes and have documented a standardized training program, which all employees and contractors must pass. New CEHIs are required to learn our processes, while developing working relationships with administrative personal at our headquarters under simulated, low-stress conditions. Teamwork is built by fostering an understanding of all aspects of the business.

INDEPENDENT CONTRACTOR MODEL

         Each  contractor  must  submit  a  completed  vendor  approval  form to validate  his  eligibility  and  specifically  verify the  contractor's  current training, certifications and equipment. Based on this verification, the contractor must then obtain the required training and equipment to operate ESP's proprietary on-line systems and to deliver the program of services. There is a fee to the contractor to receive this equipment and instruction. If the contractor has obtained certain certifications and/or equipment previously, there may be discounts to the amount of fees ESP will charge. The contractor can either purchase the sampling kit from ESP or preferably order it directly from the supplier.

         ESP has modeled its independent contractor payment structure after other leading service providers. The CEHI is then sub-contracted as an independent contractor and dispatched to leads as they come into the centralized call center.

         Once the CEHI has performed the work, the client pays ESP directly and then ESP pays the CEHI based on the standardized rate schedule.

         ESP has control metrics in place to manage the associated risks and expects to realize higher profit margins with greater quality work in this model.

DIVERSIFIED ACROSS THREE CUSTOMER SEGMENTS

         1. RESIDENTIAL: The residential market is the target market, and the largest and most profitable for ESP. It represents homeowners contracting for inspections and demonstrates high same-day close rates.

         2.   MULTI-UNIT:   This   market   represents   condominium   homeowner
associations contracting for maintenance services.

         3. COMMERCIAL: In this market segment, service calls are used to create a maintenance budget. These are larger contracts and have longer sales cycles.

ADDITIONAL POTENTIAL REVENUE STEAMS

         ESP has identified complimentary revenue streams that would further support the success of our business model. Given our client database, long-term client relationships and business relationship with a client's most valued asset, his home, management believes that we can build a powerful asset through our inspection reporting database:

o For each house or building on an annual MMM Program, there will be a history of inspections, remediation, repairs and maintenance. o This information could be highly valuable to mortgage and insurance underwriters, since it could mitigate their risk.

         Management believes that the current sub-prime crisis provides another realistic avenue for revenue for ESP. City and local governments are beginning to enforce by-laws on the holders of repossessed real estate. This means the maintenance of the property is now the obligation of the entity who has repossessed it. ESP could adapt and repackage its core services into an inspection program for the financial institutions to assist in ensuring the value of these properties.

CONCLUSION

         ESP has assembled who management believes to be several of the upcoming industry leaders and has brought them together to address many industry concerns. Management believes that the indoor air quality industry has emerged as very important for the overall health of all people. Recognition has been given to the myriad of problems caused by poor indoor air quality as it relates to microbial infestations-mold, including allergies, asthma and other pulmonary ailments. The problem has been that the industry currently has no nationally recognized standards. In response, management believes that ESP has taken a leadership role with other industry members to create a higher level of quality education and set standards in an effort to self-regulate what has previously been an undisciplined business segment. Management believes that ESP has had the foresight to provide valuable quality services that lead to a healthier indoor environment as well as the overall health of the household. ESP has developed an array of environmental service programs and packaged them into opportunities for sale and success through its multiple lines of business.

         The ESP team has come together from different backgrounds, educations, experiences and qualifications. As a team, ESP has amassed many years of experience in operations, sales, marketing and finance in service-based businesses. ESP believes that its team has the knowledge and commitment to become one of the largest service providers within this rapidly growing industry. ESP's Chief Executive Officer is a senior member of various boards and committees mandated to create a consensus on present standards for education, inspection and procedures and plans for their implementation for mold and moisture within the insurance and building industries.

         Management believes that ESP has delivered proven inspection programs within a business model that offers significant profit, coupled with its intent to lead the industry. Management believes that ESP program participants are provided with all the tools that they need for success. ESP provides an easy to follow operations manual, complete sales program and extensive training coupled with easily accessible hygienist services. Management believes that ESP continues to be unique in client service through an established customer service center and on-line scheduling.

         Management believes that ESP has a focused concept, experienced management team, and a successful business program in place. Additional investment capital is required in order to implement our business model and grow the business to a national level.

RESULTS OF OPERATIONS

     The following table sets forth, for the periods indicated, the results of our operations:

                                              YEAR ENDED DECEMBER 31,                      THREE MONTHS ENDED MARCH 31,
                                              -----------------------                      ----------------------------
                                            2007                   2006                   2008                    2007
                                            ----                   ----                   ----                    ----
---------------------------------- ----------------------- --------------------- ----------------------- -----------------------
Net revenues                                     $581,803               $82,319                 $65,092                $245,717
Cost of Goods Sold                                $57,104               $15,282                 $16,310                 $27,333
Gross profit                                     $524,699               $67,037                 $48,782                $218,384
Operating expenses
                     Depreciation                 $13,281                $3,205                 $11,660                  $6,071
                      Finance Fee              $4,407,663                    $-                $959,863                  $8,233
        Consulting/Commission Fee              $1,975,798                  $  -                 $42,481                $625,035
       General and administrative             $ 3,262,125              $668,049                $353,539                $711,403
Total operating expenses                       $9,658,867              $671,254              $1,367,543              $1,350,742
Operating loss                              $ (9,134,168)            $(604,217)           $ (1,318,761)           $ (1,132,358)
Other Income (Expenses)
         Interest & Other expense           $ (1,123,579)            $ (17,415)             $ (132,163)              $ (12,587)
---------------------------------- ----------------------- --------------------- ----------------------- -----------------------
Net Income (Loss)                           ($21,468,106)            ($564,589)            ($1,450,924)            ($1,144,945)

THREE MONTHS ENDED MARCH 31, 2007 COMPARED TO THE THREE MONTHS ENDED MARCH 31, 2008

         REVENUE. Total revenue for the first three months period ended March 31, 2008 decreased by $180,625 from $245,717 in the three-month period ending March 31, 2007 to $65,092 for the three months ended March 31, 2008. This decrease in revenue was a result of the delayed launching of the CEHI program. It is anticipated over the second quarter of 2008 that Safeguard will continue to increase the number of approved vendors that will be certified to deliver inspection services under the CEHI program, and that NPS will invoice and collect the annual 2008 membership dues and continue to increase new memberships in each of its associations.

         OPERATING EXPENSES. Operating expenses increased by $16,800, up from $1,350,742 during the three-month period ended March 31, 2007, to $1,367,542 for the three-month period ended March 31, 2008. This increase in operating expenses was the result of increased financing fees from the prior period. Expenses for the period that related to stock issuances were: finance fee $959,863 and consulting fee of $42,481.

         NET LOSS. Net loss increased by $305,979 for the three-month period ended March 31, 2008. This increase in net loss was the result of an increase in financing fees and interest expense. Stock issuance related expenses for the three months ended March 31, 2008 were $32,750. Currently operating costs exceed revenue because sales are not yet sufficient. We cannot assure when or if revenue will exceed operating costs.

YEAR ENDED DECEMBER 31, 2006 COMPARED TO YEAR ENDED DECEMBER 31, 2007

         REVENUE. Total revenue for the period ended December 31, 2007 increased by $499,484 to $581,803 from $82,319 in the prior year.

         GENERAL AND ADMINISTRATIVE EXPENSES. General and administrative expenses increased by $8,987,613, up from $671,254 in 2006, to $9,658,867 for the year ended December 31, 2007. This increase in general and administrative expenses was the result of increased commissions of $1,975,798 from the prior period and increased finance fees of $4,407,663 from the prior period.

         NET LOSS. We cannot assure that we will generate positive revenues from its operating activities, or that we will achieve and sustain a profit during any future period, particularly if operations remain at current levels. Failure to achieve significant revenues or profitability would materially and adversely affect our business, financial condition, and results of operations. For the fiscal year ended December 31, 2007, we incurred a net pre-tax loss from continuing operations of $21,468,106. This was an increase of $20,903,517 or 97% compared to the prior year.

         Seventy-four percent of the net pre-tax loss for the fiscal year ended December 31, 2007 was the result of a write down of $11,444,378 in goodwill, $4,407,663 in finance fees, and $359,218 in assets (training materials) attributable to the acquisition of Allstate Home Inspection & Household Environmental Testing, Ltd., a Delaware corporation ("AHI").

LIQUIDITY AND CAPITAL RESOURCES

         We had net cash of $0 at March 31, 2008, as compared to net cash of $20,866 at March 31, 2007.

SIGNIFICANT CHANGES IN CASH FLOWS FROM MARCH 31, 2007 AS COMPARED TO MARCH 31, 2008:

         During the three months ended March 31, 2008, we used $510,950 of cash for operating activities, as compared to $680,731 during the three months ended March 31, 2007. The decrease in the use of cash for operating activities was a result of restructuring and optimizing the administration support after amalgamating the acquisitions made during the previous period. A portion of the funds were used to enhance the CEHI program on-line work flow system and expand the national call center to support the April 2008 launch of the CEHI program.

         Cash provided by financing activities relating to the issuance of promissory notes and shares of common stock during the three months ended March 31, 2008 was $510,949, as compared to $423,590 during the three months ended March 31, 2007. Since January 1, 2006, our capital needs have primarily been met from the proceeds of private placements, bridge loans and, to a lesser extent, sales.

SIGNIFICANT CHANGES IN CASH FLOWS FROM DECEMBER 31, 2006 AS COMPARED TO DECEMBER 31, 2007:

         During the year ended December 31, 2007, ESP used $5,051,667 of cash for operating activities, as compared to $579,944 during the year ended December 31, 2006. The increase in the use of cash for operating activities was a result of goodwill, finance fees, accounts payable, and other general and administrative expenses.

         Cash provided by financing activities relating to the issuance of shares of common stock during the year ended December 31, 2007 was $2,702,308, as compared to $836,796 during the year ended December 31, 2006. Since January 1, 2007, ESP's capital needs have primarily been met from the proceeds of private placements, loans and, to a lesser extent, sales.

         We will have additional capital requirements during 2008 and 2009. We do not expect to be able to satisfy our cash requirements through product and service sales, and therefore we will attempt to raise additional capital through the sale of our common stock.

         We cannot assure that we will have sufficient capital to finance our growth and business operations or that such capital will be available on terms that are favorable to us or at all. We are currently incurring operating deficits that are expected to continue for the foreseeable future.

OFF-BALANCE SHEET ARRANGEMENTS

         We do not have any off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to investors.

GOING CONCERN

         The financial statements included in this filing have been prepared in conformity with generally accepted accounting principles that contemplate the continuance of us as a going concern. Our cash flow is inadequate to pay all of the costs associated with our operations. Management intends to use borrowings and security sales to mitigate the effects of its cash position, however no assurance can be given that debt or equity financing, or financing from the exercise of warrants, if and when required will be available. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets and classification of liabilities that might be necessary should we be unable to continue existence. The "Going Concern Qualification" may make it substantially more difficult to raise capital.

CRITICAL ACCOUNTING POLICIES

         We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application. The impact and any associated risks related to these policies on our business operations is discussed throughout management's Discussion and Analysis or Plan of Operation where such policies affect our reported and expected financial results. Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial statements, and the reported amounts of revenue and expenses during the reporting period. There can be no assurance that actual results will not differ from those estimates.

REVENUE RECOGNITION

         ESP recognizes service revenues in accordance with the SEC's Staff Accounting Bulletin No. 104, Revenue Recognition, and the Financial Accounting Standards Board's ("FASB") Emerging Issues Task Force Issue No. 00-21, Revenue Arrangements with Multiple Deliverables. Revenue is recognized when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability of the resulting receivable is reasonably assured.

         At the inception of a customer contract for service, we make an assessment as to that customer's ability to pay for the services provided. If we subsequently determine that collection from the customer is not reasonably assured, we record an allowance for doubtful accounts and bad debt expense for all of that customer's unpaid invoices and ceases recognizing revenue for continued services provided until cash is received.

         From time to time, we may enter into contracts to sell services to unrelated companies at or about the same time we enter into contracts to purchase products or services from the same companies. If we conclude that these contracts were negotiated concurrently, we expect to record as revenue only the net cash received from the vendor.

         We may from time to time resell licenses or services of third parties. Revenue for these transactions would be recorded when we have risk of loss related to the amounts purchased from the third party and we add value to the license or service, such as by providing maintenance or support for such license or service. If these conditions are present, we recognize revenue when all other revenue recognition criteria are satisfied.

         SAFEGUARD DIVISION

         At time of service delivery all customers are required to sign a standard service agreement and either pay by check, credit card or if approved prior to dispatch a purchase order. The inspector will contact the centralize call center and process the check or credit card through our on-line payment processing system. This ensures immediate receipt of payment for services. Purchase orders are tracked against the applicable work order and are due within 30 days of delivery of services.

         Customers who request the annual inspections are required to sign a standard service agreement and a pre-authorizing form to allow the us to debit their account at time of annual inspection. We will pro-rate the revenue from those customers that sign up and prepay for multi-year annual inspections

         There is a non-refundable one-time charge for reviewing an inspector's application to become an approved CEHI Vendor. This amount is payable to Safeguard and is recognized upon receipt of the signed approved vendor application.

         NPS DIVISION

         Customers are required to sign a membership form and either pay for the annual dues by check or credit card at time of submission. We recognize annual membership revenue on monthly pro-rated amount from receipt of dues.

STOCK BASED COMPENSATION EXPENSE

         We expect to account any share-based compensation pursuant to SFAS No. 123 (revised 2004) Share-Based Payment, or SFAS No. 123R. SFAS No. 123R requires measurement of all employee share-based payments awards using a fair-value method. When a grant date for fair value is determined we will use the Black-Scholes-Merton pricing model. The Black-Scholes-Merton valuation calculation requires us to make key assumptions such as future stock price volatility, expected terms, risk-free rates and dividend yield. The weighted-average expected term for stock options granted was calculated using the simplified method in accordance with the provisions of Staff Accounting Bulletin No. 107, Share-Based Payment. The simplified method defines the expected term as the average of the contractual term and the vesting period of the stock option. We will estimate the volatility rates used as inputs to the model based on an analysis of the most similar public companies for which ESP has data. We will use judgment in selecting these companies, as well as in evaluating the available historical volatility data for these companies.

         SFAS No. 123R requires us to develop an estimate of the number of share-based awards which will be forfeited due to employee turnover. Annual changes in the estimated forfeiture rate may have a significant effect on share-based payments expense, as the effect of adjusting the rate for all expense amortization after January 1, 2006 is recognized in the period the forfeiture estimate is changed. If the actual forfeiture rate is higher than the estimated forfeiture rate, then an adjustment is made to increase the estimated forfeiture rate, which will result in a decrease to the expense recognized in the financial statements. If the actual forfeiture rate is lower than the estimated forfeiture rate, then an adjustment is made to decrease the estimated forfeiture rate, which will result in an increase to the expense recognized in the financial statements. The risk-free rate is based on the U.S. Treasury yield curve in effect at the time of grant. We have never paid cash dividends, and do not currently intend to pay cash dividends, and thus have assumed a 0% dividend yield.

         ESP will  continue to use judgment in  evaluating  the  expected  term,
volatility  and  forfeiture  rate  related  to  its  stock-based   awards  on  a
prospective basis, and in incorporating these factors into the model. If our actual experience differs significantly from the assumptions used to compute its stock-based compensation cost, or if different assumptions had been used, we may record too much or too little share-based compensation cost. ESP recognizes expense using the straight-line attribution method.

                                    BUSINESS
GENERAL

         Environmental Service Professionals, Inc. (hereinafter, "we," "us," "ESP" or the "Company") is a Nevada corporation headquartered in Southern California. ESP has embarked on a strategy to acquire businesses dealing with environmental issues and resolving environmentally sensitive problems. We have completed four acquisitions and are in various stages of discussion with additional companies that we believe are a good philosophical, operational and economic fit with ESP. Of the current companies targeted, management anticipates that some will be free-standing subsidiaries and others will be absorbed into existing operations.

         ESP offers various inspection services that include energy/efficiency audits and for addressing mold and moisture intrusion that can have an acute and chronic negative impact on the indoor air quality of commercial and residential buildings.

         Environmental Safeguard Professionals, Inc., a wholly owned subsidiary ("Safeguard"), has developed a standardized training, certification, inspection, and results reporting analysis program which forms the foundation of a suite of services that together comprise the Certified Environmental Home Inspector ("CEHI") program. Management believes that business unit will provide the annual subscription-based moisture maintenance and energy use awareness programs to both residential and commercial clients.

         National Professional Services, Inc., a wholly-owned subsidiary ("NPS"), is currently a conglomerate of seven individual associations and maintains annual paying members. The focus of this business unit is to establish cross-training on CEHI Programs and to provide information concerning residential environmental issues, establish training for underwriters, loan officers and appraisers to educate these groups about CEHI inspection protocols. These training programs for insurance companies, underwriters, loss control and risk management personnel educate and emphasize the benefits of using a CEHI on the initial inspection and then establishing annual inspections.

WHOLLY OWNED SUBSIDIARIES

ENVIRONMENTAL SAFEGUARD PROFESSIONALS, INC.

         OVERVIEW. Consistent with the market positioning established in ESP's initial business plan and subsequently amended in November 2007. Safeguard has developed a program that consists of a suite of services when used together comprise what management believes to be "The Industry's Best in Class Inspection."

         The branding of this program is called the Certified Environmental Home Inspector Program ("CEHI Program"). We believe that the CEHI Program represents the keystone for environmental services supporting the residential real-estate mortgage, banking and insurance industries in their ability to manage losses through moisture related claims. We also believe that the CEHI Program will play a significant role in managing the health and indoor air quality of the environments where people work and live.

         Safeguard, while developing the CEHI Program, has engaged in working relationships with five industry participants, the National Association of Moisture Management ("NAMM"), Porter Valley Software, Inc., EMLabs P&K, Environmental Data Resources Inc. ("EDR"), and CMC Energy Services, Inc. ("CMC").

         By accepting NAMM's inspection protocols as the basis for the moisture inspection, EMLabs P&K's MoldScore(TM) as the prime method of sample analysis and by bringing it all together, utilizing the core of the InspectVue(TM) application from Porter Valley as the software platform, ESP has constructed a system that we believe produces a universally accepted standardized report for moisture related issues using the best science currently available to determine if any mold that may be present poses a hazard.

         Safeguard's CEHI Program, which includes the Certified Moisture Inspection, MoldScore(TM) analysis and the Annual Mold & Moisture Maintenance services, meets the requirements of the "mold prevention and maintenance plan ("MPMP") as defined in the "Mold Steps Toward Clarity A White Paper by the Mold Working Group Updated: July 2007" published by the Commercial Real Estate/Multifamily Finance Board of Governors ("COMBOG") Underwriting and Closing Committee of the Mortgage Bankers Association.

         By integrating the services of EDR and CMC, management believes the CEHI Program can provide abridged Phase I environmental reports and energy use inspections.

         The CEHI Program is all about risk management for the individual. Management believes it is a significant tool to assess the health of one's environment. Management believes that for the industry, it provides an easily understood, standardized way of assessing the risks of their policies, regardless of location.

         SERVICE DESCRIPTION. The services included in the CEHI Program are comprised of what management believes to be highly advanced and standardized on-line and automated procedural protocols developed in concert with each of the four industry participants, ESP, NAMM, EMLab P&K, Porter Valley Software, EDR and CMC. It is a requirement that all CEHI's utilize the on-line system when delivering any of the CEHI Program services. By working with nationally recognized industry leaders, management believes that we have developed state of the art "best in class" procedures providing the residential real-estate and insurance industries the ability to manage losses through claim reduction.

         Management believes that clients utilizing CEHIs, can be assured that every single employee or approved vendor who provides services through the CEHI Program has obtained the industries' best training, certifications and equipment required to provide the CEHI's Program's services.

         Management believes that the CEHI Program also benefits the individual inspector. Approved vendors of Safeguard who deliver CEHI Program services are anticipated to have the ability to deliver more effective inspections and meaningful reports, as well as the ability to provide additional environmental services (e.g.: Allergen Screening, Energy/Environmental reports and Radon testing). The CEHI's ability to provide certain environmental services may be subject state or federal law and/or additional training requirements.

NATIONAL PROFESSIONAL SERVICES, INC.

         OVERVIEW. NPS is a management company whose services include complete organization and association management, advisory council and board of director coordination, seminars, conferences, graphic design and printing, accounting and reporting and consulting. NPS provides comprehensive management services for seven different membership organizations of which four are both National and International Organizations. NPS maintains a servicing facility in Phoenix, Arizona which includes a fully trained staff, conference room, library, accounting services and a computer room updated with the latest server technology.

         NPS is a full service association management company with the ability to work with trade associations that have between 250 members to 50,000 members.

         DESCRIPTION OF ASSOCIATIONS. Founded in 1966, the National Association of Real Estate Appraisers ("NAREA") is a professional organization of real estate appraisers. NAREA is one of the largest professional associations in the United States. Management believes that NAREA has earned the credibility and public trust needed when affiliating with a professional organization.
Management believes that the Code of Ethics and Uniform Standards of Professional Appraisal Practice ("USPAP"), to which members must adhere, provides the industry with the assurance it needs when accepting an appraisal report from a NAREA designated member. Along with the regular nationwide seminars and an annual Appraisal Expo Conference, members receive bi-monthly newsletters, appraisal guidelines, updates on regulations, the Annual Membership Directory, legislative monitoring of the issues affecting the appraisal industry and much more.

         The Environmental Assessment Association ("EAA") is an international organization dedicated to providing members with information and education in the environmental industry relating to environmental inspections and testing. EAA represents thousands of environmental professionals who provide services to a wide variety of clients including lenders, federal & state agencies and private companies. EAA's membership consists of environmental inspectors, lenders, remediation firms and government agencies. The Environmental Assessment Association offers several professional designations and memberships which management believes makes the association one of the largest in the world for environmental professionals. EAA has worked closely with Environmental Protection Agencies and management believes that EAA is at the forefront of the environmental industry maintaining a well earned reputation of "being involved."

         Management believes that the Association of Construction Inspectors ("ACI") is the largest professional organization for those involved in construction inspection and construction project management. Management also believes that ACI is the leading association providing standards, guidelines, regulations, education, training, and professional recognition in a field that has quickly become critical for both residential and commercial construction. Management believes that members of ACI provide a vital service to the construction industry, providing both construction inspections (verifying percentage of completion for the purpose of draw requests) and construction project management (providing full construction monitoring, paying of the contractor and sub-contractors, verifying each stage of construction and reporting to the client).

         The Housing Inspection Foundation ("HIF") is an organization of professionals dedicated to the promotion and development of Home Inspection. HIF was created to provide members with information, education, standards, ethics, and professional recognition. Management believes that the home inspection industry is the fastest growing profession today. Management believes that this creates new opportunities for those who are involved in the real estate, construction or environmental fields who are willing to learn how to perform these vital services-including home inspectors, building inspectors, real estate professionals, construction inspectors, and remodeling contractors.

         The International Real Estate Institute ("IREI") is a professional organization founded in 1966, making available real estate professionals to those requiring Professional Realty Reports. Management believes that IREI is one of the largest professional associations in the world, with more members in more cities than any other organization. Management believes that IREI has earned the credibility and public trust one needs when affiliating with a professional organization. Management believes that the Code of Ethics and
Professional Standards of Professional Real Estate Practice, to which members must adhere, provides the industry the assurance it needs when accepting an appraisal report from an IREI designated member. Professionally presented education programs enhance the member's knowledge. Along with weekly seminars and an annual Realtor Expo and Conference, members receive bi-monthly Newsletters, real estate guidelines, updates on regulations, the Annual Membership Directory, legislative monitoring of the issues affecting the real estate industry and much more.

         The International Society of Meeting Planners ("ISMP") is a professional organization founded in 1966, making available professional meeting planners. Management believes that ISMP is one of the largest professional associations in the United States with more members in more cities than any other organization. Management believes that ISMP has earned the credibility and public trust one needs when affiliating with a professional organization. Management believes that the Code of Ethics and Uniform Standards of Professional Meeting Planners Practice, to which members must adhere, provides the industry the assurance it needs when accepting a meeting report from an ISMP designated member. Professionally presented education programs enhance the member's knowledge. In addition to the weekly seminars and an Annual Planners Expo and Conference, members receive bi-monthly Newsletters, meeting guidelines, updates on regulations, the Annual Membership Directory and legislative monitoring of the issues affecting the industry.

INTELLECTUAL PROPERTY

         Establishing or acquiring strong brand identity is important to our plans to recruit the required independent contractors and establish a strong presence in local, regional and national markets. We are working with our intellectual property counsel to register a number of names for us to use in developing external brand identity. In addition, management is impressed with the number of small operators who have developed significant brand acceptance and recognition in their geographic area. We believe that these brand assets could be leveraged in much larger geographic areas with substantially larger market share. We are pursuing opportunities to expand our brand identity with such small operators having significant brand acceptance in three ways: (1) through an affiliate relationship; (2) licensing for expanded territories; and/or (3) acquisition potential, where appropriate.

         Currently, ESP owns the following registered trademarks/service marks:

1.       Environmental  Sampling  Professionals,   Inc(R),  registration  number
         2721471;
2.       ESP and Design(R), registration number 2788620;
3.       Allstate  Home   Inspection  &  Household   Environmental   Testing(R),
         registration number 2509084; and
4.       Advance Look(R), registration number 3035162.

MARKETING

         We plan to implement multiple strategies to market our services and gain national recognition. We anticipate that our core focus will be on the residential, multi-unit, and commercial markets. The residential market is our primary the target market because we believe that it is the largest and most profitable for ESP. It represents homeowners contracting for inspections and demonstrates high same-day close rates. The multi-unit market includes condominium homeowner associations contracting for maintenance services. In the commercial market, service calls are used to create a maintenance budget. These represent larger contracts and have longer sales cycles. Management expects our diversification over several market segments to stabilize our service utilization levels during lulls in the target market.

         We also plan to acquire small companies in different geographic regions with strong branding and operational histories within their geographical regions. We believe that we will be able to leverage these regional distribution companies into a national presence with a larger branded proprietary product line.

GOVERNMENT REGULATION

         ESP and its affiliates are subject to various federal, state and local laws affecting regulation of the indoor air quality testing industry. ESP is also subject to government laws and regulations governing health, safety, working conditions, employee relations, wrongful termination, wages, taxes and other matters applicable to businesses in general. Labor laws apply to the employment of workers. Furthermore, ESP and its affiliates will be required to obtain business licenses from state and local governments in order to operate its facilities. ESP and its affiliates must also obtain certifications for their Certified Industrial Hygienists from the local or state jurisdictions when ESP and its affiliates decide to operate in other states.

FACILITIES

         ESP currently leases office space at 1111 E. Tahquitz Canyon Way, Suite 110, Palm Springs, California 92262. The Palm Springs location is ESP's main office with approximately 4,433 square feet of office space at a rental rate of approximately $6,000 per month pursuant to a three year lease which commenced in August 2006. ESP's wholly owned subsidiary, NPS, leases additional office space at 21640 North 19th Avenue, Unit C2, Phoenix, Arizona 85027. The Arizona office has approximately 1,500 square feet of office space at a rental rate of $2,883 per month pursuant to a one year lease which commenced in September 2007.

EMPLOYEES

         As of May 31, 2008, ESP and its affiliates employed 14 people on a full-time basis. In addition, we utilize the services of several consultants and part-time employees on a regular basis. ESP projects that during the next 12 months, its workforce is likely to increase to approximately 24 employees. To support our need for technical staffing, we have established relationships with technical staffing organizations that continuously offer qualified personnel to meet our needs, both locally and from out of the area.

LEGAL PROCEEDINGS

         JOHN COOLEY V. PACIFIC ENVIRONMENTAL SAMPLING, INC. ETC., ET AL. On December 6, 2006, John Cooley filed a civil complaint in Ventura County alleging breach of fiduciary duty and fraud regarding the restructuring of Pacific Environmental Sampling, Inc. on March 25, 2006. On December 12, 2006, a hearing before the Court was held on the application for injunctive relief and for appointment of a receiver. Both of Cooley's requests were denied by the Court. ESP and its affiliates subsequently filed a demurrer challenging the legal sufficiency of the fraud claim and the demurrer was sustained. Cooley was permitted by the Court to file a First Amended Complaint to attempt to correct deficiencies. With an extension, the First Amended Complaint was filed on March 27, 2007. Subsequently, this First Amended Compliant was rejected as was the Second Amended Complaint. On April 4, 2008 a hearing for a Third Amended Complaint was held before the court and we were granted all submitted demurrers and Motions to Strike. On April 25, 2008, Cooley submitted a Fourth Amended Complaint. A tentative hearing date has been set for May 30, 2008. As of the date of this report, ESP and its affiliates cannot predict the outcome of this case. ESP and its affiliates believe they have meritorious defenses and are vigorously defending the action.

                                   MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

         The following table provides information concerning each officer and director of ESP. All directors hold office until the next annual meeting of stockholders or until their successors have been elected and qualified.

         NAME             AGE                                 POSITION                                      SINCE
----------------------- -------- ------------------------------------------------------------------- ---------------------
                                                                                                           >
Edward L. Torres          50     Chairman, Chief Executive Officer and President, Chief Financial        October 11, 2006
                                 Officer (from May 5, 2007)
Lyle Watkins              48     Director, Chief Operating Officer, and Corporate Secretary              October 11, 2006
Leroy Moyer (1)           65     Director                                                                   April 1, 2007
S. Robert August          56     Director                                                                    May 31, 2007
----------------------- -------- ------------------------------------------------------------------- ---------------------

----------------------------
(1)Member of Audit Committee

         EDWARD TORRES, age 50, has been the Chairman, Chief Executive Officer, and President of ESP since October 2006 and of Safeguard since February 2007. Mr. Torres has over 25 years of business development experience as an entrepreneur in several professional industries. Mr. Torres graduated with a Bachelor's Degree in Business Development, and established a national manufacturing service business with Priority Sales and Service. After several years with that company, Mr. Torres merged the company with Sandelos USA, a national company known for its kitchen and bath products. He oversaw international production and distribution of the products for the U.S. market, as well as participated in the acquisition of Sandelos, USA during the mid 1990's. In 1996, he participated in the acquisition of Commercial Labor Management, Inc., a public entity, and arranged its reverse merger with Zeros & Ones, Inc., a technology company currently traded on Pink Sheets. During 1996 Mr. Torres also participated in the formation of Joint Employers Group, a California based professional employer organization. Overseeing the company's marketing and sales division, he was instrumental in increasing its revenue from $100,000 in 1995 to $65 million in 2001. In 2003 Mr. Torres arranged the sale of Joint Employers Group, Inc. to ITEC, a publicly traded company in the human resource industry. In 2003 Mr. Torres, through Pro-Active Business Services, founded Contempo Homes and was instrumental in obtaining 71 acres for the development of 130 homes. All of the homes built by Contempo Homes, Inc. incorporate distinct architectural design, modern conveniences, and Green Technology, also known as ContempoGREEN and EcoModern. The combination of these various elements makes Contempo homes unique and desirable. In 2005, Pro-Active and Mr. Torres sold their holdings in Contempo Homes and currently provide land development and entitlement procurement consulting services to clients in the City of Palm Springs and in the Coachella Valley communities. Mr. Torres serves on several local task forces and on a variety of building industry organizations which have helped to establish his influence in many Coachella Valley cities. He sits on the Building Industry Association Board of Directors as Immediate Past President of the Desert Chapter, Senior Officer of the Southern California Building Industry Association, President of the Palm Springs Economic Development Corporation (PSEDC), and has served or serving is a member of the City Task Force for establishing new development standards for the City of Palm Springs and business retention guidelines.

         LYLE WATKINS, age 48, has been a Director, Chief Operating Officer, and Corporate Secretary of ESP since October 2006. He has been the Chief Operating Officer of ESP since October 2006 and of Safeguard since February 2007. Mr. Watkins has an Applied Science Degree from British Columbia Institute of Technology and received a Masters Degree in Business Administration from Simon Fraser University in 1996. He has served as Chief Financial Officer of Pacific Image Connect, Inc. in Thousand Oaks, California. He served as Director of Systems Engineering of Rhythms NetConnections, Inc. in Englewood, Colorado, and a Manager of Business Development for GTE International. As Manager of Business Development, he directed the operations of engineering and sales support for a strategic business unit with a sales support staff including engineers, market development managers, program and project managers, trainers, database analysts, contract administrators and field operations desk staff. During his tenure, top line revenue of his strategic business unit increased 275% to $250 million, the department expanded from 22 personnel to 159 personnel, he managed assets and administered an $18 million annual expense budget, expenses were reduced by 15% and profitability increased by $3 million. Mr. Watkins has also managed the review of cash flow and value statement analysis; developed and launched a fiber based metropolitan ATM service, and negotiated technology and exclusive marketing agreements with property developers in Canada, USA, Hong Kong and the Philippines. Mr. Watkins has developed joint ventures between telecommunications companies and property developers including design, implementation and service delivery of advanced CATV networks.

         LEROY MOYER, age 65, has been a Director of ESP since April 2007. Mr. Moyer is a Certified Public Accountant and currently is the Director of Business Development for Dimensional Insight, a business intelligence and corporate performance management company that delivers software and services that help companies drive, monitor and understand corporate performance. Mr. Moyer began his career with Deloitte, Haskins & Sells (subsequently Deloitte and hereinafter referred to as "Deloitte") where he was responsible for multiple clients who ranged from recently funded start-up companies to multinational Global 1000 corporations. In 1980 he was elected a Partner of Deloitte. His career with Deloitte included over 22 years serving the unique and complex needs of emerging technology businesses, international experience in Deloitte's Paris office and Deloitte's New York executive office where he provided expert technical advice on SEC matters, mergers and acquisitions. In Mr. Moyer's SEC department role, he worked extensively with Deloitte clients, underwriters and investment bankers on significant reporting, filing and disclosure matters. Mr. Moyer has also served as a Vice President of Finance, as well as Chief Financial Officer of both private and public companies focused on high technology, telecommunications, software, hardware, and manufacturing. Mr. Moyer has been both an inside and independent member of various Boards of Directors, and has experience in information technology systems, contracts, treasury, legal, tax, risk management, pricing and sales and strategic planning.

         S. ROBERT AUGUST, age 56 has been a Director of ESP since May 31, 2007. Mr. August is the President and founder of S. Robert August & Company, Inc., a national marketing and management firm specializing in servicing real estate builders, developers, realtors, economic development councils, suppliers, manufacturers, and related businesses. The company, located in Denver, Colorado, was founded by Mr. August in 1983. Mr. August is also the founder of RealtyWorks, Inc., a real estate firm founded in 1995 in Denver, Colorado, specializing in land and new home sales, which operated until 2006. From 1983 to 1995, Mr. August was the founder and President of S. Robert August Realty Corporation in Denver, Colorado, specializing in land and new home sales. Mr. August was the Vice President of Marketing and Sales for Stuart R. Scott & Associates, Inc. from 1982 to 1983, where he trained, supervised and motivated a real estate sales force for six residential communities. Mr. August has also served as a Director of Marketing for The Ranch in Denver, Colorado, from 1978 to 1982, a Project Manager for Tollin-Grayboyes from 1976 to 1978, and other positions in real estate sales and consulting. Mr. August has a Bachelor of Arts Degree in Labor Management Relations from Pennsylvania State University and a Masters of International Management from the American Graduate School of International Management (1976). Mr. August is also active in fund raising for Children's Hospital, Multiple Sclerosis, Hospice of Metro Denver, Colorado Easter Seal Society, Show Home for Hope, Bridge Project, Colorado AIDS Project, Colorado Pediatric Aids Foundation, Home Builders Foundation, and National Association of Home Builders' ("NAHB") Home Builders Care. Mr. August serves as a Past Chairman of the NAHB's National Sales and Marketing Council.

         No officer or director is required to make any specific amount or percentage of his business time available to us. Each of our officers intends to devote such amount of his or her time to our affairs as is required or deemed appropriate by us.

BOARD OF DIRECTORS

         Our Board of Directors currently consists of four directors. Messrs. Moyer and August are "independent" as defined in Rule 4200 of FINRA's listing standards. Mr. Torres, who is our President and Chief Executive Officer, and Mr. Watkins, who is our Chief Operating Officer and Corporate Secretary, are not independent. We plan to appoint additional independent directors so that a majority of our directors are independent.

COMMITTEES OF THE BOARD OF DIRECTORS

         Our Board of Directors currently has a standing Audit Committee. We plan to establish a Compensation Committee and a Nominating and Governance Committee. Until such committees are established, matters otherwise addressed by such committees will be acted upon by the majority of independent directors. The following is a brief description of our committees and contemplated committees.

AUDIT COMMITTEE

         Mr. Moyer is the sole member of our Audit Committee. Mr. Moyer meets the applicable FINRA listing standards for designation as an "Audit Committee Financial Expert." The Board of Directors has adopted a written charter of the Audit Committee. The Audit Committee is authorized by the Board of Directors to review, with our independent accountants, the annual financial statements of ESP prior to publication, and to review the work of, and approve non-audit services preformed by, such independent accountants. The Audit Committee will make annual recommendations to the Board for the appointment of independent public accountants for the ensuing year. The Audit Committee will also review the effectiveness of the financial and accounting functions and the organization, operations and management of ESP. The Audit Committee was formed April, 2007. The Audit Committee held monthly meetings during fiscal year ended December 31, 2007.

         Pursuant to the Audit Committee charter, the functions of our Audit Committee includes:

o meeting with our management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting;
o engaging and pre-approving audit and non-audit services to be rendered by our independent auditors; o recommending to our Board of Directors the engagement of our independent auditors and oversight of the work of our independent auditors;
o reviewing our financial statements and periodic reports and discussing the statements and reports with our management, including any significant adjustments, management judgments and estimates, new accounting policies and disagreements with management;
o establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls and auditing matters;
o administering and discussing with management and our independent auditors our code of ethics; and
o reviewing and approving all related-party transactions in accordance with applicable listing exchange rules.

COMPENSATION COMMITTEE

         We plan to establish a compensation committee. The functions of our compensation committee will include:

o reviewing and, as it deems appropriate, recommending to our board of directors, policies, practices and procedures relating to the
         compensation   of  our  directors   and  executive   officers  and  the
         establishment and administration of certain of our employee benefit plans;
o        exercising authority under certain of our employee benefit plans; and

o reviewing and approving executive officer and director indemnification and insurance matters.

CORPORATE GOVERNANCE AND NOMINATING COMMITTEE

         We plan to establish a corporate governance and nominating committee. The functions of our corporate governance and nominating committee will include:

o developing and recommending to our board of directors our corporate governance guidelines;
o        overseeing the evaluation of our board of directors;
o identifying qualified candidates to become members of our board of directors;
o selecting nominees for election of directors at the next annual meeting of shareholders (or special meeting of shareholders at which directors are to be elected); and
o        selecting candidates to fill vacancies on our board of directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         Once established, no member of our compensation committee will serve as a member of the board of directors or the compensation committee of any entity that has one or more executive officers who serve on our board of directors or compensation committee. No interlocking relationship exists between our board of directors and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

CODE OF CONDUCT

         ESP has adopted a Code of Conduct that applies to all of our directors, officers and employees. The text of the Code of Conduct has been posted on ESP's Internet website and can be viewed at http://www.evsp.com. Any waiver of the provisions of the Code of Conduct for executive officers and directors may be made only by the Audit Committee and, in the case of a waiver for members of the Audit Committee, by the Board of Directors. Any such waivers will be promptly disclosed to ESP's shareholders.

COMPLIANCE WITH SECTION 16(A) OF EXCHANGE ACT

         Section 16(a) of the Exchange Act requires ESP's officers and directors, and certain persons who own more than 10% of a registered class of ESP's equity securities (collectively, "Reporting Persons"), to file reports of ownership and changes in ownership ("Section 16 Reports") with the SEC.
Reporting  Persons  are  required  by the SEC to furnish  ESP with copies of all
Section 16 Reports they file.

         Based solely on its review of the copies of such Section 16 Reports received by it, or written representations received from certain Reporting
Persons, all Section 16(a) filing requirements applicable to ESP's Reporting Persons during and with respect to the fiscal year ended December 31, 2007 have been complied with on a timely basis, except for the filing of Form 3s by our officers and directors.

LIMITATION OF LIABILITY AND INDEMNIFICATION OF OFFICERS AND DIRECTORS

         Under   Nevada   General   Corporation   Law  and  ESP's   Articles  of
Incorporation, ESP's directors will have no personal liability to ESP's stockholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors' (i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation or its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constituted an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties, including gross negligence.

         The effect of this provision in ESP's Articles of Incorporation is to eliminate the rights of ESP's stockholders (through stockholder's derivative suits on behalf of ESP) to recover monetary damages against a director for breach of his fiduciary duty of care as a director (including breaches resulting from negligent or grossly negligent behavior) except in the situations described in clauses (i) through (vi) above. This provision does not limit nor eliminate the rights of ESP or any stockholder to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director's duty of care. In addition, ESP's Articles of Incorporation provide that if Nevada law is amended to authorize the future elimination or limitation of the liability of a director, then the liability of the directors will be eliminated or limited to the fullest extent permitted by the law, as amended. Nevada General Corporation Law grants corporations the right to indemnify their directors, officers, employees and agents in accordance with applicable law. ESP's Bylaws provide for indemnification of such persons to the full extent allowable under applicable law. These provisions will not alter the liability of the directors under federal securities laws.

         Furthermore, management has entered into agreements to indemnify ESP's directors and officers, in addition to the indemnification provided for in ESP's Bylaws. These agreements, among other things, indemnify ESP's directors and officers for certain expenses (including attorneys' fees), judgments, fines, and settlement amounts incurred by any such person in any action or proceeding, including any action by or in the right of ESP, arising out of such person's services as a director or officer of ESP, any subsidiary of ESP or any other company or enterprise to which the person provides services at the request of ESP. We believe that these provisions and agreements are necessary to attract and retain qualified directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling ESP pursuant to the foregoing provisions, ESP has been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


                             EXECUTIVE COMPENSATION

         The following table summarizes compensation paid or accrued by ESP and its subsidiaries for the year ended December 31, 2007 for services rendered in all capacities, by the chief executive officer and the other most highly compensated executive officers during the fiscal year ended December 31, 2007.

                           SUMMARY COMPENSATION TABLE

 NAME AND PRINCIPAL       YEAR        SALARY       STOCK        OPTION        ALL OTHER      TOTAL
      POSITION                                     AWARDS       AWARDS      COMPENSATION
----------------------- --------- -------------- ---------    ----------- ---------------- ---------
Edward L. Torres         2007     $120,000(1)     $915,000(3)  - 0 -          - 0 -        $1,135,000
Chief Executive
  Officer

Lyle Watkins
Chief Operating          2007        - 0 -        - 0 -        - 0 -       $114,680(2)     $  114,680
  Officer and
  Corporate Secretary
----------------------- --------- -------------- ---------    ----------- ---------------- ---------

----------------------------------------

(1) Mr. Torres has deferred payment of $13,750 of his $120,000 salary for the fiscal year ended December 31, 2007. Mr. Torres has also deferred payment of $68,750 for the fiscal year 2008.

(2) We contract with Northcom Consulting, Inc. for Mr. Watkins' services on month to month basis. Of the $114,680 payable to Northcom Consulting, Inc. for services provided by Mr. Watkins during the fiscal year ended December 31, 2007, $14,334.90 is outstanding. Northcom Consulting, Inc. is owed $58,301.40 for services provided by Mr. Watkins to ESP during the fiscal year 2008.

(3)      We assumed a value of $0.61 per share.


                  OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

         None of ESP's executive officers received any equity awards during the year ended December 31, 2007.

EMPLOYMENT AGREEMENTS

         ESP and its subsidiaries have not entered into any employment agreements with their executive officers to date, and do not intend to enter into employment agreements with them at the time. ESP and its subsidiaries may enter into employment agreements with them in the future.

EMPLOYEE BENEFIT PLANS

         On or about April 28, 2008, our Board of Directors approved the 2008 ESP Stock and Incentive Plan (the "2008 Plan") for directors, officers, employees, and consultants. We anticipate that our shareholders will ratify the 2008 Plan on or before April 28, 2009. The 2008 Plan allows any of the following types of awards, to be granted alone or in tandem with other awards: (1) Stock options which may be either incentive stock options ("ISOs"), which are intended to satisfy the requirements of Section 422 of the Internal Revenue Code of 1986, as amended, or nonstatutory stock options ("NSOs"), which are not intended to meet those requirements; (2) restricted stock which is common stock that is subject to restrictions, including a prohibition against transfer and a substantial risk of forfeiture, until the end of a "restricted period" during which the grantee must satisfy certain vesting conditions; (3) restricted stock units which entitle the grantee to receive common stock, or cash (or other property) based on the value of common stock, after a "restricted period" during which the grantee must satisfy certain vesting conditions or the restricted stock unit is forfeited; (4) stock appreciation rights which entitle the grantee to receive, with respect to a specified number of shares of common stock, any increase in the value of the shares from the date the award is granted to the date the right is exercised; and (5) other types of equity-based compensation which may include shares of common stock granted upon the achievement of performance objectives.

         The 2008 Plan will be administered by the Compensation Committee, which will at all times be composed of two or more members of the Board of Directors who are not our employees or consultants. Any employee or director of, or consultant for, us or any of our subsidiaries or other affiliates will be eligible to receive awards under the 2008 Plan. We have reserved 10,000,000 shares of common stock for awards under the 2008 Plan. In addition, on each anniversary of the 2008 Plan's effective date on or before the fifth anniversary of the effective date, the aggregate number of shares of our common stock available for issuance under the 2008 Plan will be increased by the lesser of
(a) 5% of the total number of shares of our common stock outstanding as of the December 31 immediately preceding the anniversary, (b) 500,000 shares, or (c) a lesser number of shares of our common stock that our board, in its sole discretion, determines. In general, shares reserved for awards that lapse or are canceled will be added back to the pool of shares available for awards under the 2008 Plan.

         Awards under the 2008 Plan are forfeitable until they become vested. An award will become vested only if the vesting conditions set forth in the award agreement (as determined by the Compensation Committee) are satisfied. The vesting conditions may include performance of services for a specified period, achievement of performance objectives, or a combination of both. The Compensation Committee also has authority to provide for accelerated vesting upon occurrence of an event such as a change in control. The 2008 Plan specifically prohibits the Compensation Committee from repricing any stock options or stock appreciation rights. In general, awards under the 2008 Plan may not be assigned or transferred except by will or the laws of descent and distribution. However, the Compensation Committee may allow the transfer of NSOs to members of a 2008 Plan participant's immediate family or to a trust, partnership, or corporation in which the parties in interest are limited to the participant and members of the participant's immediate family.

         The Board of Directors or the Compensation Committee may amend, alter, suspend, or terminate the 2008 Plan at any time. If necessary to comply with any applicable law (including stock exchange rules), we will first obtain stockholder approval. Amendments, alterations, suspensions, and termination of the 2008 Plan generally may not impair a participant's (or a beneficiary's) rights under an outstanding award. However, rights may be impaired if necessary to comply with an applicable law or accounting principles (including a change in the law or accounting principles) pursuant to a written agreement with the participant. Unless it is terminated sooner, the 2008 Plan will terminate upon the earlier of April 28, 2018 or the date all shares available for issuance under the 2008 Plan have been issued and vested.

         In April 2008, we issued stock options to purchase 800,000 shares of our common stock at an average exercise price of $0.10 per share to our two independent directors.

DIRECTOR COMPENSATION

         None of ESP's directors received any compensation for their respective services rendered to us during the year ended December 31, 2007.

         As of April 28, 2008, we approved the following non-employee director compensation program: We will pay our non-employee directors $2,500 each quarter and our two current non-employee directors will receive $10,000 in consideration for their services to ESP during 2007. In addition, we will grant options to our non-employee directors as follows: (i) each new non-employee director will receive a one-time grant of options to purchase 100,000 shares of our common stock in accordance with the 2008 Plan, (ii) each board committee chairperson will receive a one-time grant of options to purchase 50,000 shares of our common stock in accordance with the 2008 Plan, and (iii) each non-employee director will receive an annual grant of options to purchase 50,000 shares of our common stock in accordance with the 2008 Plan.

              CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

         The following table sets forth certain information regarding loans made by Pro-Active Business Services, Inc. to us pursuant to promissory notes bearing simple interest at a rate of 5% per annum payable all principal and accrued but unpaid interest on or before June 30, 2008. Mr. Edward Torres, our Chief Executive Officer, is the President of Pro-Active Business Services, Inc.

              AS OF DECEMBER 31, 2006                            AS OF DECEMBER 31, 2007
---------------------------------------------------- -------------------------------------------------
      DATE            PRINCIPAL         INTEREST           DATE           PRINCIPAL       INTEREST
------------------ ----------------- --------------- ----------------- ---------------- --------------
        4/27/2006        $15,000.00        1,633.56         2/20/2007       $25,000.00       1,698.63
         6/6/2006        $10,000.00        1,034.25         2/27/2007       $20,000.00       1,339.73
        6/13/2006        $10,000.00        1,024.66                                              0.00
        7/14/2006        $30,000.00        2,946.58                                              0.00
        7/21/2006        $25,000.00        2,431.51                                              0.00
        7/26/2006        $50,000.00        4,828.77                                              0.00
        7/31/2006        $25,000.00        2,397.26                                              0.00
        12/1/2006        $10,000.00          790.41                                              0.00
------------------ ----------------- --------------- ----------------- ---------------- --------------
Subtotal                $175,000.00      $17,086.99  Subtotal               $45,000.00      $3,038.36
------------------ ----------------- --------------- ----------------- ---------------- --------------
PRINCIPAL AND                   $192,086.99                                         $48,038.36
INTEREST


                             PRINCIPAL STOCKHOLDERS

         The following table sets forth certain information regarding the beneficial ownership of our common stock as of May 31, 2008, by (i) each director, (ii) each executive officer, (iii) all directors and executive officers as a group, and (iv) each person who beneficially owns more than five percent of our common stock. Beneficial ownership is determined in accordance with the rules of the SEC. In computing the number of shares beneficially owned by a person and the percentage of ownership of that person, shares of common stock subject to options held by that person that are currently exercisable or become exercisable within 60 days of May 31, 2008 are deemed outstanding even if they have not actually been exercised. Those shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person. The percentage ownership of each beneficial owner is based on 50,357,879 outstanding shares of common stock. Except as otherwise listed below, the address of each person is c/o Environmental Service Professionals, Inc., 1111 East Tahquitz Canyon Way, Suite 110, Palm Springs, California 92262. Except as indicated, each person listed below has sole voting and investment power with respect to the shares set forth opposite such person's name.

---------------------------------- ----------------------------------------- --------------------------------------------------
 NAME AND POSITION OF BENEFICIAL      SHARES BENEFICIALLY OWNED PRIOR TO
              OWNER                              OFFERING(1)                     SHARES BENEFICIALLY OWNED AFTER OFFERING
---------------------------------- ----------------------------------------- --------------------------------------------------
                                       NUMBER(2)             PERCENT                  NUMBER                   PERCENT
---------------------------------- ------------------- --------------------- ------------------------- ------------------------
Edward Torres, Chief Executive
Officer, President, Chief
Financial Officer (3)(8)               23,324,000            46.316%                23,324,000                 37.193%
---------------------------------- ------------------- --------------------- ------------------------- ------------------------
Lyle Watkins, Chief Operating
Officer, Corporate Secretary,
and Director (4)(8)                    9,554,483             18.973%                9,554,483                  15.115%
---------------------------------- ------------------- --------------------- ------------------------- ------------------------
S. Robert August, Director (5)          800,000               1.589%                 800,000                   1.276%
---------------------------------- ------------------- --------------------- ------------------------- ------------------------
Leroy Moyer, Director (6)*              470,000               0.933%                 470,000                   0.749%
---------------------------------- ------------------- --------------------- ------------------------- ------------------------
All directors and executive
officers as a group (four
persons) (6)                           34,148,483            67.812%                34,148,483                 54.454%
---------------------------------- ------------------- --------------------- ------------------------- ------------------------

(1) Unless otherwise indicated and subject to applicable community property laws, to our knowledge each stockholder named in the table possesses sole voting and investment power with respect to all shares of common stock, except for those owned jointly with that person's spouse.

(2) Calculation of beneficial ownership assumes the exercise of all warrants and options exercisable within 60 days of May 31, 2008, only by the respective named stockholder.

(3) Includes 500,000 shares which may be purchased pursuant to warrants that are exercisable within 60 days of May 31, 2008. Also includes 3,207,000 shares which are owned by Pro-Active Retirement Trust of which Mr. Torres is the Trustee, and 317,000 shares which may be purchased pursuant to warrants that are exercisable within 60 days of May 31, 2008 which are owned by Pro-Active Business Services, Inc. of which Mr. Torres is the President.

(4) Includes 500,000 shares which may be purchased pursuant to warrants and stock options that are exercisable within 60 days of May 31, 2008. Also includes 54,483 shares and 20,000 shares which may be purchased pursuant to warrants that are exercisable within 60 days of May 31, 2008 which are owned by Northcom Consulting, Inc. of which Mr. Watkins is the President.

(5) Includes 350,000 shares which may be purchased pursuant to stock options that are exercisable within 60 days of May 31, 2008. Also includes 450,000 shares and 250,000 shares which may be purchased pursuant to warrants that are exercisable within 60 days of May 31, 2008 which are owned by S. Robert August & Associates of which Mr. August is the President.

(6) Includes 450,000 shares which may be purchased pursuant to stock options that are exercisable within 60 days of May 31, 2008.

(7) See footnotes (2) through (5). Includes an aggregate of 2,387,000 shares of common stock issuable upon the exercise of warrants and stock options that are exercisable within 60 days of May 31, 2008.

(8) Includes shares subject to lock-up and vesting provisions. On November 1, 2006, ESP entered into a Redemption, Lock-up and Vesting Agreement (the "Agreement") with certain shareholders of ESP, including Edward Torres and Lyle Watkins (collectively, the "Executive"). The purpose of the agreement was to provide for redemption of a portion of their shares, and to lock-up the balance of their shares in order to facilitate ESP's ability to raise capital. According to the Agreement, in consideration for permitting ESP to redeem and lock-up the shares, ESP conferred piggyback registration rights to the shares for the Executive as the shares are released from lock-up. ESP has a right of first refusal to purchase the shares covered by the Agreement. This right specifies that before there can be any valid sale or transfer of any of the shares by the Executive, the Executive must first offer his shares to ESP. The Executive has agreed that he will not directly or indirectly sell or otherwise transfer or dispose of any of the shares during the lock-up period. Furthermore, during the Executive's employment with ESP, he has agreed that he will not sell, transfer, or assign more than 8% of the released shares per month. Similarly, the Executive has also agreed that after the termination of his employment with ESP for any reason, he will not sell, transfer or assign more than 4% of the released shares per month. If, however, the Executive is terminated for cause, all unvested shares on the date of such termination will immediately be cancelled. The following table lists the number of shares subject to lock-up and the scheduled release dates:

---------------------------------------------- -------------------------------------------- -------------------------
NAME OF EXECUTIVE                              NUMBER OF SHARES                             LOCK-UP PERIOD AND
                                               SUBJECT TO LOCK-UP                           RELEASE SCHEDULE
---------------------------------------------- -------------------------------------------- -------------------------
Edward L. Torres                               4,007,000                                    11/1/06   :   801,400
                                                                                            11/1/07   :   801,400
                                                                                            11/1/08   :   801,400
                                                                                            11/1/09   :   801,400
                                                                                            11/1/10   :   801,400
---------------------------------------------- -------------------------------------------- -------------------------
Lyle A. Watkins                                1,000,000                                    11/1/06   :   200,000
                                                                                            11/1/07   :   200,000
                                                                                            11/1/08   :   200,000
                                                                                            11/1/09   :   200,000
                                                                                            11/1/10   :   200,000
---------------------------------------------- -------------------------------------------- -------------------------

                            SELLING SECURITY HOLDERS

         An aggregate of 12,402,637 shares of common stock issuable upon the exercise of the Warrants may be offered for sale and sold pursuant to this prospectus by the selling security holders. The shares of common stock are to be offered by and for the respective accounts of the selling security holders. We have agreed to register all of the shares of common stock issuable upon the exercise of the Warrants under the Securities Act of 1933, as amended (the "Securities Act") for resale by the selling security holders and to pay all of the expenses in connection with such registration and sale of the common stock issuable upon the exercise of the Warrants, other than underwriting discounts and selling commissions and the fees and expenses of counsel and other advisors to the selling security holders.

         The following table sets forth, with respect to each selling security holder (i) the number of shares of common stock beneficially owned as of May 31, 2008 and prior to the offering contemplated hereby, (ii) the maximum number of shares of common stock which may be sold by the selling security holder upon the exercise of Warrants under this prospectus, and (iii) the number of shares of common stock which will be beneficially owned after the offering by the selling security holder. The selling security holders may own additional shares held in street name which are not reflected in the following table. The percentage ownership set forth below is based upon 62,760,516 shares outstanding, which includes 12,402,637 shares issuable upon the exercise of the Warrants.

         None of the selling security holders has had any material relationship with us within the past three years, except as noted in the notes to the following table. Because the selling security holders may sell all or part of their shares, no estimates can be given as to the number of shares that will be held by any selling security holder upon termination of any offering made by this prospectus. See "Plan of Distribution."

         Pursuant to Rule 416 under the Securities Act, the selling security holders may offer and sell shares issued with respect to the Warrants as a result of (i) stock splits, stock dividends or similar transactions and (ii) the effect of antidilution provisions contained in the Warrants. This is not intended to constitute a prediction as to the number of shares into which the Warrants will be exercised.

                                                                                                       SHARES BENEFICIALLY
                                                          SHARES BENEFICIALLY OWNED      SHARES               OWNED
                                                           PRIOR TO OFFERING(1)(2)     OFFERED(2)       AFTER OFFERING(3)
 INVESTOR NAME                                             SHARES        PERCENT                      SHARES       PERCENT
 ----------------------------------------------------- --------------- ------------ -------------- -------------- ----------
A.S. Austin Company                                           599,999       0.956%         249,999        350,000       0.558%
AFU Family Limited Partnership                                136,207       0.217%          50,000         86,207       0.137%
ALC Holdings, LLC                                             438,342       0.698%         438,342              0       0.000%
Alexander                  William (Retirement Plan)          258,620       0.412%         129,310        129,310       0.206%
Alter                      Rubin                            1,540,000       2.454%       1,040,000        500,000       0.797%
Barrientos                 Eric                               117,930       0.188%          58,965         58,965       0.094%
Benshalom                  Niv                                172,414       0.275%          86,207         86,207       0.137%
Bianco                     Salvatore                           34,483       0.055%          17,241         17,241       0.027%
Blanchard                  Trent                               27,241       0.043%          10,000         17,241       0.027%
BOCA Funding, LLC                                           1,775,000       2.828%         275,000      1,500,000       2.390%
Boyd                       Scott and Diana                     54,483       0.087%          20,000         34,483       0.055%
Burke                      Robert B.                          365,000       0.582%         200,000        165,000       0.263%
Casey                      Candace A.                         120,690       0.192%          60,345         60,345       0.096%
Chitjian                   Mike                                46,552       0.074%          23,276         23,276       0.037%
Corbrin, Sheila (Family Ltd partnerships)                      54,483       0.087%          20,000         34,483       0.055%
Dallas                     Hugh (4)                         1,470,000       2.342%         500,000        970,000       1.546%
David and Miriam Weiss Living Trust                           440,000       0.701%         240,000        200,000       0.319%
Fair Smith                 Edna                                34,483       0.055%          17,241         17,241       0.027%
Finigan                    Francis X.(5)                    1,250,000       1.992%         250,000      1,000,000       1.593%
Flannigan                  David                               13,621       0.022%           5,000          8,621       0.014%
Gallatin Consulting                                         1,000,000       1.593%         250,000        750,000       1.195%
Genevrino-Foat             Family Trust                       327,586       0.522%         163,793        163,793       0.261%
Granite Enterprise                                            899,396       1.433%         125,000        774,396       1.234%
Gregory                    Carnicello                          15,000       0.024%           7,500          7,500       0.012%
Grossman                   Craig                              901,046       1.436%         901,046              0       0.000%

                                      -31-

Heintz                     John E.                             50,000       0.080%          25,000         25,000       0.040%
Hines                      Scott M.                           365,000       0.582%         200,000        165,000       0.263%
IDIS Holdings, LLC                                             62,500       0.100%          12,500         50,000       0.080%
IICC                                                          250,000       0.398%         250,000              0       0.000%
JH Darbie & Co., Inc.                                         211,200       0.337%         196,200         15,000       0.024%
Kest                       Michael                             70,000       0.112%          20,000         50,000       0.080%
Kiner Corporation                                              15,000       0.024%          15,000              0       0.000%
Kohen                      Michael                            250,000       0.398%         250,000              0       0.000%
Kwan                       Linda                              471,857       0.752%         471,857              0       0.000%
Lefkowitz                  David                              450,000       0.717%         250,000        200,000       0.319%
Leone                      Giuseppe                           150,000       0.239%         150,000              0       0.000%
Leone                      Joseph(6)                        1,513,103       2.411%         543,103        970,000       1.546%
Liddy                      Victoria                            34,483       0.055%          17,241         17,241       0.027%
Lohman                     Bill                                25,000       0.040%          25,000              0       0.000%
Lydick                     W. Shannon                         341,380       0.544%         134,483        206,897       0.330%
Lydick                     Margaret                           444,828       0.709%         186,207        258,621       0.412%
Maller                     Howard                              35,000       0.056%          10,000         25,000       0.040%
Maller Estate Planning Trust                                  395,000       0.629%         260,000        135,000       0.215%
Margolis                   Daniel                              43,103       0.069%          43,103              0       0.000%
Martin                     M. Joan                             20,000       0.032%          10,000         10,000       0.016%
Miller                     Steven                              86,206       0.137%          43,103         43,103       0.069%
Mohr                       Robert                             172,414       0.275%          86,207         86,207       0.137%
Monteith                   Jon & Jackie                        95,345       0.152%          35,000         60,345       0.096%
Moyer                      Leroy and Toni(7)                   20,000       0.032%          10,000         10,000       0.016%
MSKids, L.P.                                                   70,000       0.112%          20,000         50,000       0.080%
Murtagh                    Laura(8)                           700,000       1.115%         700,000              0       0.000%
O'Neil                     Bernie (Canada)                     30,000       0.048%          15,000         15,000       0.024%
Pacific Image Connect, Inc.                                   258,622       0.412%         129,311        129,311       0.206%
Pastricks                  Eugine                              50,000       0.080%          50,000              0       0.000%
Real Asset Management                                         250,000       0.398%         250,000              0       0.000%
Reyes                      Kenneth                             54,483       0.087%          20,000         34,483       0.055%
Rice                       Thomas                              34,481       0.055%          17,240         17,241       0.027%
Rix                        Brian G.                           365,000       0.582%         200,000        165,000       0.263%
Rodriquez                  Joe&Robin                           34,483       0.055%          17,241         17,241       0.027%
S.Robert & Associates, Inc.(9)                                450,000       0.717%         250,000        200,000       0.319%
Sambrowski                 Hershel                             33,000       0.053%           8,000         25,000       0.040%
Sambrowski                 Isaac                              261,920       0.417%         216,920         45,000       0.072%
Sanger                     Dorothy (Pension Plan)             136,207       0.217%          50,000         86,207       0.137%
Schafer                    Linda(10)                          200,000       0.319%          50,000        150,000       0.239%
SSNG, INC.                                                     70,000       0.112%          20,000         50,000       0.080%
Stevens                    Douglas and Tamara                  34,484       0.055%          17,242         17,242       0.027%
Strimling                  Mark                                24,136       0.038%          12,068         12,068       0.019%
The Black Diamond Fund, LLP                                   520,000       0.829%         120,000        400,000       0.637%
Torres                     Edward(11)                      23,324,000      37.163%         817,000     22,507,000      35.862%
Torres                     Pedro                              920,000       1.466%         500,000        420,000       0.669%
Torres                     Hilda                               20,690       0.033%          10,345         10,345       0.016%
Watkins                    Lyle(12)                         9,554,483      15.224%         520,000      9,034,483      14.395%
Wiener                     Scott                               27,241       0.043%          10,000         17,241       0.027%
-------------------------- ---------------------------- -------------- ------------ --------------- -------------- ------------

-----------------------------

(1) Unless otherwise indicated and subject to applicable community property laws, to our knowledge each stockholder named in the table possesses sole voting and investment power with respect to all shares of common stock, except for those owned jointly with that person's spouse.

(2)      Includes 12,402,637 shares issuable upon the exercise of Warrants.

(3)      Assumes all shares offered hereby are sold in the offering.

(4)      Mr. Dallas is a former Director of ESP.

(5)      Mr. Finigan is a former Director of ESP

(6) Mr. Leone is a former Director of ESP and General Manager of ESP's Safeguard subsidiary

(7) Does not include 450,000 stock options granted to Mr. Moyer for his service as a Director of ESP.

(8)      Ms. Murtagh provides legal services for ESP.

(9) Does not include 350,000 stock options granted to Mr. August for his service as a Director of ESP. Includes 450,000 shares and warrants to purchase 250,000 shares that are owned by S. Robert August & Associates of which Mr. August is President.

(10) Ms. Schafer is the Director of Science and Training for one of ESP's subsidiaries.

(11) Includes 3,207,000 shares which are owned by Pro-Active Retirement Trust of which Mr. Torres is the Trustee and includes 317,000 warrants to purchase 317,000 shares which are owned by Pro-Active Business Services, Inc. of which Mr. Torres is President. Mr. Torres is the Chairman, Chief Executive Officer, President, and Chief Financial Officer of ESP.

(12) Includes 54,483 shares and warrants to purchase 20,000 shares which are owned by Northcom Consulting, Inc. of which Mr. Watkins is President. Mr. Watkins is the Chief Operating Officer, Corporate Secretary, and a Director of ESP.


                            DESCRIPTION OF SECURITIES

COMMON STOCK

         The holders of our common stock are entitled to one vote per share held of record on all matters submitted to a vote of shareholders. The holders of common stock do not have cumulative voting rights in the election of directors. Accordingly, the holders of a majority of the outstanding shares of common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferential rights with respect to any series of preferred stock that may be issued, holders of the common stock are entitled to receive ratably such dividends as may be declared by the board of directors on the common stock out of funds legally available therefore and, in the event of a liquidation, dissolution or winding-up of our affairs, are entitled to share equally and ratably in all of our remaining assets and funds.

PREFERRED STOCK

         The Board of Directors has the authority, without further action by the stockholders, to issue up to 1,000,000 shares of preferred stock, $0.01 par value per share, in one or more series and to fix the rights, preferences, privileges and restrictions of the preferred stock, including dividend rights, conversion rights, voting rights, terms of redemption, liquidation preferences, sinking fund terms and the number of shares constituting any series or the designation of such series, without further vote or action by stockholders. The issuance of preferred stock could adversely affect the voting power of holders of common stock and the likelihood that such holders will receive dividend payments and payments upon liquidation. The issuance of preferred stock could also have the effect of delaying, deferring or preventing a change in control of ESP.

STOCK AND INCENTIVE PLANS

         On or about April 28, 2008, the Board of Directors of ESP approved the 2008 ESP Stock and Incentive Plan (the "2008 Plan") for directors, officers, employees, and consultants to ESP. We anticipate that our shareholders will ratify the 2008 on or before April 28, 2009. As of May 31, 2008, we had outstanding options under the 2008 Plan to purchase approximately 400,000 shares of our common stock, with a weighted average exercise price of $0.10 per share.

WARRANTS

BRIDGE LOAN AND SHORT TERM LOAN WARRANTS

         From June 2007 to April 2008, we issued a total of 642,420 warrants to purchase 642,420 shares of our common stock pursuant to bridge loan agreements, of which 275,000 are exercisable for five years from the date of issuance at an exercise price of $0.01 per share, and 367,420 are exercisable for three years from the date of issuance at an exercise price of $1.50 per share. Each warrant contains provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrant under certain circumstances, including stock dividends, stock splits, reorganizations, reclassifications, and consolidations.

         From October 2007 to May 2008 we issued a total of 1,886,206 warrants to purchase 1,886,206 shares of our common stock pursuant to short term loan agreements, of which 850,000 are exercisable for three years from the date of issuance at an exercise price of $0.17 per share, 500,000 are exercisable for three years from the date of issuance at an exercise price of $0.25 per share, 436,206 are exercisable for three years from the date of issuance at an exercise price of $0.58 per share, and 100,000 are exercisable for three years from the date of issuance at an exercise price of $0.75 per share. Each warrant contains provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrant under certain circumstances, including stock dividends, stock splits, reorganizations, reclassifications, and consolidations.

PRIVATE PLACEMENT WARRANTS

         As part of the business combination we closed in October 2006, we issued a total of 604,221 warrants to purchase 602,221 shares of our common stock in exchange for 604,221 warrants previously issued by our former wholly owned subsidiary to investors who participated in a private placement by our former wholly owned subsidiary which commenced on May 1, 2006. Each warrant entitles the holder to purchase shares of our common stock with an exercise price of $0.75 per share at any time for a period of five years from the date of issuance. Each warrant contains provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrant under certain circumstances, including stock dividends, stock splits, reorganizations, reclassifications, and consolidations.

         As part of the business combination we closed in October 2006, we issued a total of 560,346 warrants to purchase 560,346 shares of our common stock in exchange for 560,346 warrants previously issued by our former wholly owned subsidiary to investors who participated in a private placement by our former wholly owned subsidiary which commenced on May 15, 2006. Each warrant entitles the holder to purchase shares of our common stock with an exercise price of $0.75 per share at any time for a period of five years from the date of issuance. Each warrant contains provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrant under certain circumstances, including stock dividends, stock splits, reorganizations, reclassifications, and consolidations.

         As part of the business combination we closed in October 2006, we issued a total of 370,000 warrants to purchase 370,000 shares of our common stock in exchange for 370,000 warrants previously issued by our former wholly owned subsidiary to investors who participated in a private placement by our former wholly owned subsidiary which commenced on May 15, 2006. Each warrant entitles the holder to purchase shares of our common stock with an exercise price of $1.50 per share at any time for a period of five years from the date of issuance. Each warrant contains provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrant under certain circumstances, including stock dividends, stock splits, reorganizations, reclassifications, and consolidations.

MANAGEMENT AND SERVICE WARRANTS

         In November 2006, we issued a total of 4,050,000 warrants to purchase 4,050,000 shares of our common stock to management. Each warrant entitles the holder to purchase shares of our common stock with an exercise price of $0.75 per share at any time for a period of five years from the date of issuance. Each warrant contains provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrant under certain circumstances, including stock dividends, stock splits, reorganizations, reclassifications, and consolidations.

         From April 2007 to June 2008, we issued a total of 4,539,444 warrants to purchase 4,539,444 shares of our common stock to service providers, of which 350,000 are exercisable for five years from the date of issuance at an exercise price of $0.01 per share, 350,000 are exercisable for five years from the date of issuance at an exercise price of $0.17 per share, 300,000 are exercisable for three years from the date of issuance at an exercise price of $0.17 per share, 1,561,244 are exercisable for three years from the date of issuance at an exercise price of $0.25 per share, 300,000 are exercisable for three years from the date of issuance at an exercise price of $0.58 per share, 1,553,200 are exercisable for three years from the date of issuance at an exercise price of $0.75 per share, 125,000 are exercisable for three years from the date of issuance at an exercise price of $1.25 per share. Each warrant contains provisions for the adjustment of the exercise price and the aggregate number of shares issuable upon the exercise of the warrant under certain circumstances, including stock dividends, stock splits, reorganizations, reclassifications, and consolidations.

ACQUISITION WARRANTS

         In February 2007, we issued 250,000 warrants to purchase 250,000 shares of our common stock in conjunction with our acquisition of 100% of the outstanding stock of Allstate Home Inspection & Environmental Testing, Ltd. These warrants are exercisable for five years from the date of issuance at an exercise price of $0.75 per share.

EFFECT OF THE CALIFORNIA CORPORATIONS CODE

         The California Corporations Code includes provisions designed to apply certain aspects of California law to corporations organized outside California where, in general, such corporations are doing more than 50% of their business in California and have more than 50% of their outstanding voting securities held of record by persons residing in California (the "California Test"). These provisions, which are generally more restrictive than their counterparts under Nevada law, currently apply to ESP.

         Among the provisions of the California law which will apply are limitations on corporate dividends and other distributions and rights of stockholders to cumulate votes in the election of directors. Numerous other provisions which are listed in Section 2115 of the California General
Corporation Law could also apply. In some cases, these provisions are in conflict with the laws of Nevada. The following summarizes some of the principal differences which could apply to ESP:

         Under both Nevada and California law, cumulative voting for the election of directors is permitted. However, under Nevada law cumulative voting must be expressly authorized in the Certificate of Incorporation. Both Nevada and California law allow a classified Board of Directors, however, Nevada law requires that it be authorized in the Certificate of Incorporation or the
Bylaws. California law does not permit staggered classes for smaller corporations, such as ESP, and directors must be elected at each annual meeting of stockholders. Under Nevada law, the Certificate of Incorporation or Bylaws may limit the removal of directors for cause only, while under California law, stockholders may remove directors without cause. Pursuant to Nevada law, the directors may amend the Bylaws to change the number of authorized directors. Under California law, subject to limited circumstances, any amendment to the Bylaws changing the number of authorized directors requires stockholder approval.

         Under Nevada law, a director is obligated to discharge his or her duties in good faith and to inform himself or herself about all material information reasonably available to him or her before making a business decision. Pursuant to California law, a director is obligated to discharge his or her duties in good faith, and to exercise such care, including reasonable inquiry, as an ordinarily prudent person in a similar position would use under similar circumstances. Whereas California law specifically prohibits a corporation from limiting or eliminating a director's liability for reckless disregard or abdication of these duties, Nevada Law contains no such prohibition.

         California law also requires stockholder approval for certain sale-of-assets and stock-for-stock reorganizations, whereas Nevada law does not require such approval. Nevada law permits the payment of dividends from paid-in and earned surplus or redemption of shares from earned, paid-in or reduction surplus. Under California law, any such distributions cannot be made unless retained earnings equals or exceeds the amount of the distributions, if, after giving effect to the distribution, the corporation's tangible assets are less than 125% of its liabilities, the corporation's current liabilities exceed its current assets, the corporation's average operating income for the two most recently completed fiscal years is less than 125% of its current liabilities, or the corporation would be unable to meet its liabilities as they mature.

         At such time as ESP has any class of securities listed on the New York Stock Exchange or the American Stock Exchange, or approved for inclusion on the Nasdaq National Market System, and ESP has at least 800 holders of its equity securities, or ESP no longer satisfies each of the elements of the California Test, we will be exempt from the provisions of Section 2115. No assurance can be given that ESP will ever satisfy any exemption from Section 2115.

LISTING

         Our shares of common stock are quoted on the OTC Bulletin Board and trade under the ticker symbol "EVSP."

TRANSFER AGENT AND REGISTRAR

         The transfer agent and registrar for our common stock is Corporate Stock Transfer, Inc., 3200 Cherry Creek Drive South, Suite 430, Denver, Colorado 80209, telephone (303) 282-4800.

                              PLAN OF DISTRIBUTION

         The shares of common stock offered hereby may be sold from time to time by the selling security holders for their own accounts. We will receive none of the proceeds from this offering. We will bear substantially all costs and expenses incident to the offering and sale of the shares to the public, including legal fees and disbursements of counsel, "blue sky" expenses, accounting fees and filing fees, but excluding any brokerage commissions, discounts or similar charges. Resale of the shares by the selling security holders are not subject to any underwriting agreement. The shares of common stock covered by this prospectus may be sold by the selling security holders or by their permitted pledgees, donees, transferees, beneficiaries, distributees or successors-in-interest selling shares received after the date of this prospectus from a selling stockholder as a gift, pledge, partnership distribution or other non-sale related transfer. In addition, certain of the selling security holders are corporations or partnerships which may, in the future, distribute their shares to their stockholders or partners, respectively. Those shares may later be sold by those stockholders or partners. The selling security holders will act independently of us in making decisions with respect to the timing, manner and size of each sale. The shares offered by each selling stockholder may be sold from time to time:

o        at market prices prevailing at the time of sale,
o        at prices relating to such prevailing market prices, or
o        at negotiated prices.

         Such sales may be effected in the over-the-counter market, on the Nasdaq Capital Market, or on any exchange on which the shares may then be listed. We will supply the selling security holders with reasonable quantities of this prospectus. The shares may be sold by one or more of the following:

o one or more block trades in which a broker or dealer so engaged will attempt to sell all or a portion of the shares held by the selling security holders as agent but may position and resell a portion of the block as principal to facilitate the transaction;
o purchases by a broker or dealer as principal and resale by such broker or dealer for its account pursuant to this prospectus;
o ordinary brokerage transactions and transactions in which the broker solicits purchasers;
o        in negotiated transactions; and
o        through other means.

         To the extent permitted by law, the selling security holders may enter into hedging transactions when selling the shares. For example, the selling security holders may:

o sell shares short and redeliver such shares to close out their short positions;
o enter into transactions involving short sales by the brokers or dealers;
o enter into option or other types of transactions that require the selling security holders to deliver shares to a broker or dealer, who then resells or transfer the shares under this prospectus; or
o loan or pledge the shares to a broker or dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.

         There is no assurance that any of the selling security holders will sell any or all of the shares offered by them.

         The selling security holders may effect sales through customary brokerage channels, either through broker-dealers acting as agents or brokers, or through broker-dealers acting as principals, who may then resell the shares, or at private sales or otherwise, at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. The selling security holders may effect such transactions by selling shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions or fees from the selling security holders and/or purchasers of the shares for whom such broker-dealers may act as agent or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). The selling security holders may further agree to indemnify any broker-dealer or agent against certain liabilities related to the selling of the common stock, including liabilities arising under the Securities Act of 1933. Any broker-dealers that participate with the selling security holders in the distribution of the shares may be deemed to be underwriters, and any commissions received by them and any profit on the resale of the shares positioned by them might be deemed to be underwriting compensation, within the meaning of the Securities Act of 1933, in connection with such sales. To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

         Any shares covered by the prospectus that qualify for resale pursuant to Rule 144 under the Securities Act of 1933, as amended, may be sold under Rule 144 rather than pursuant to this prospectus. In addition to selling the shares of common stock, the selling security holders may transfer the shares by gift, distribution or other transfer not involving market makers or established trading markets.

                                  LEGAL MATTERS

         The validity of the issuance of the shares of common stock covered by this prospectus will be passed upon for us by Richardson & Associates, special counsel to ESP.

                                     EXPERTS

         Our consolidated financial statements as of December 31, 2006 included in this prospectus and elsewhere in the registration statement have been audited by Chang G. Park, CPA, PH. D., Independent Registered Public Accounting Firm., independent registered public accounting firm, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

         Our consolidated financial statements as of December 31, 2007 included in this prospectus and elsewhere in the registration statement have been audited by Stan J.H. Lee, CPA., independent registered public accounting firm, as indicated in their report with respect thereto, and are included herein in reliance upon the authority of said firm as experts in auditing and accounting in giving said reports.

                             CHANGES IN ACCOUNTANTS

         On April 28, 2008, we engaged Stan J.H. Lee, CPA, CMA ("New Accountant") to audit and review our financial statements for the fiscal year ending December 31, 2007. The New Accountant has been engaged for general audit and review services and not because of any particular transaction or accounting principle, to replace our former accountant, Chang G. Park, CPA, Ph. D. (the "Former Accountant").

         Prior to engaging the New Accountant, we had not consulted the New Accountant regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on our financial statements or a reportable event, nor did we consult with the New Accountant regarding any disagreements with our prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make reference to the subject matter of the disagreements in connection with its reports.

         The Former Accountant was not re-engaged effective April 28, 2008. The Former Accountant's reports on our financial statements during its past two fiscal years did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles, except for a going concern qualification contained in its audit reports for the fiscal years ending December 31, 2005 and December 31, 2006. The going concern qualification stated as follows: "The consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty."

         The decision to change accountants, which involved dismissing the Former Accountant and engaging the New Accountant, was recommended by our Audit Committee Chairperson and approved by our Board of Directors on April 28, 2008. We do not currently have a disagreement with the Former Accountant with respect to our financial statements. We do not currently have a disagreement with the Former Accountant with respect to our financial statements on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.


                             ADDITIONAL INFORMATION

         We have filed with the SEC a registration statement on Form S-1, which includes exhibits, schedules and amendments, under the Securities Act, with respect to this offering of our securities. Although this prospectus, which forms a part of the registration statement, contains all material information included in the registration statement, parts of the registration statement have been omitted as permitted by rules and regulations of the SEC. We refer you to the registration statement and its exhibits for further information about us, our securities and this offering. The registration statement and its exhibits, as well as our other reports filed with the SEC, can be inspected and copied at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549-1004. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a web site at http://www.sec.gov, which contains the Form SB-2 and other reports, proxy and information statements and information regarding issuers that file electronically with the SEC.

                    ENVIRONMENTAL SERVICE PROFESSIONALS, INC.

                          INDEX TO FINANCIAL STATEMENTS



                                                                          PAGE


Reports of Independent Registered Public Accounting Firms .............    F-2

Consolidated Balance Sheets as of December 31, 2007 and
 December 31, 2006.....................................................    F-4

Consolidated Statements of Operations for the years ended
 December 31, 2007 and 2006............................................    F-5

Statement of Changes in Shareholders Equity for the years ended
 December 31, 2007 and 2006 ...........................................    F-6

Consolidated Statements of Cash Flows for the years ended
 December 31, 2007 and 2006............................................    F-7

Notes to Consolidated Financial Statements............................. F-8-F-21




Condensed Consolidated Balance Sheets as of March 31, 2008 (unaudited).    F-22

Condensed Consolidated Statements of Operations the three months ended
 March 31, 2008 and 2007 (unaudited)...................................    F-23

Condensed Consolidated Statements of Cash Flows for the three months
 ended March 31, 2008 and 2007 (unaudited).............................    F-24

Notes to Condensed Consolidated Financial Statements...................F-25-F-28

                             STAN J.H. LEE, CPA, CMA
                       794 BROADWAY, CHULA VISTA CA 91910
                     DIRECT: 619.623.7799, FAX: 619-564-3408
                            E-MAIL: STAN2U@GMAIL.COM



             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

                   TO THE BOARD OF DIRECTORS AND STOCKHOLDERS
                    ENVIRONMENTAL SERVICE PROFESSIONALS, INC.

We have audited the  accompanying  consolidated  balance sheet of  Environmental
Service Professionals, Inc. and subsidiaries as of December 31, 2007 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the year ended at December 31, 2007. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Environmental Service Professionals, Inc. and subsidiaries as of December 31, 2007, and the results of its operations and its cash flows for the year ended December 31, 2007 in conformity with U.S. generally accepted accounting principles.

The consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the consolidated financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.



/s/ Stan J.H. Lee, CPA, CMA
STAN J.H. LEE, CPA, CMA

MAY 8, 2008
SAN DIEGO, CA. 91910

          Registered with the Public Company Accounting Oversight Board

                           CHANG G. PARK, CPA, PH. D.
              * 371 E STREET * CHULA VISTA * CALIFORNIA 91910-2615O
                 * TELEPHONE (858)722-5953 * FAX (858) 408-2695
                         * E-MAIL CHANGGPARK@GMAIL.COM *

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Environmental Service Professionals, Inc.
(Formerly Glas-Aire Industries Group Ltd.)


We have audited the accompanying consolidated balance sheets of Environmental Service Professionals, Inc. (Formerly Glas-Aire Industries Group Ltd., the "Company") as of December 31, 2006 and 2005 and the related consolidated statements of operations, changes in shareholders' equity and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Glas-Aire Industries Group Ltd. as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with U.S. generally accepted accounting principles.

The consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 15 to the consolidated financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


/s/Chang G. Park, CPA
CHANG G. PARK, CPA

FEBRUARY  23,  2007  (Except for Notes 12 & 17, as to which the date is June 19,
2007)

CHULA VISTA, CA. 91910


        MEMBER OF THE CALIFORNIA SOCIETY OF CERTIFIED PUBLIC ACCOUNTANTS
          REGISTERED WITH THE PUBLIC COMPANY ACCOUNTING OVERSIGHT BOARD

                 ENVIRONMENTAL SERVICE PROFESSIONALS, INC. AND SUBSIDIARIES
                       Consolidated Balance Sheets
---------------------------------------------------------------------------------------------------------------------------

                                                         ASSETS

                                                                                  AS OF                    AS OF
                                                                              DECEMBER 31,             DECEMBER 31,
                                                                                  2007                     2006
                                                                            ------------------       ------------------

      CURRENT ASSETS
       Cash & cash equivalents                                              $               -       $          302,943
       Accounts receivable                                                            138,180                  258,989
       receivable - other                                                               9,867                        -
       Prepaid expense                                                                926,254                  412,496
                                                                            ------------------       ------------------

      TOTAL CURRENT ASSETS                                                          1,074,301                  974,428

      NET PROPERTY & EQUIPMENT                                                         72,972                   38,820

      OTHER ASSETS
       Deposits                                                                         2,120                   72,026
       Net trademarks                                                                       -                      563
       Goodwill                                                                             -                9,274,770
       Net - association membership list                                              639,852                        -
       Investments in business areas                                                        -                   15,779
                                                                            ------------------       ------------------

      TOTAL OTHER ASSETS                                                              641,972                9,363,138
                                                                            ------------------       ------------------

            TOTAL ASSETS                                                    $       1,789,245        $      10,376,386
                                                                            ==================       ==================

                                      LIABILITIES & STOCKHOLDERS' EQUITY (DEFICIT)

      CURRENT LIABILITIES
       Accounts payable                                                     $       1,308,814        $         361,498
       Bank overdraft                                                                 336,369                        -
       Lines of credit                                                                220,417                  101,962
       Accrued liabilities                                                            144,502                        -
       Income taxes payable                                                                 -                   35,500
       Loans payable                                                                1,947,746                  238,000
       Loans payable  - related party                                                  22,900                        -
                                                                            ------------------       ------------------

      TOTAL CURRENT LIABILITIES                                                     3,980,748                  736,960

      LONG-TERM LIABILITIES
       Unsecured 10% Loan payable                                                   1,243,934                  859,831
                                                                            ------------------       ------------------

      TOTAL LONG-TERM LIABILITIES                                                   1,243,934                  859,831
                                                                            ------------------       ------------------

            TOTAL LIABILITIES                                                       5,224,682                1,596,791

      STOCKHOLDERS' EQUITY (DEFICIT)

       Common stock, (par value $.001 per share, 100,000,000 shares authorized: 21,783,375 and 13,935,869 shares issued and
         outstanding as of December 31, 2007 and 2006, respectively)                   21,783                   13,935
       Paid-in capital                                                             20,568,299               11,323,073
       Retained earnings                                                          (24,025,519)              (2,557,413)
                                                                            ------------------       ------------------

      TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                                         (3,435,437)               8,779,595

              TOTAL LIABILITIES &
                                                                            ------------------       ------------------
                         STOCKHOLDERS' EQUITY (DEFICIT)                     $       1,789,245        $      10,376,386
                                                                            ==================       ==================

               THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS.

                       ENVIRONMENTAL SERVICE PROFESSIONALS, INC. AND SUBSIDIARIES
                                  Consolidated Statement of Operations
-------------------------------------------------------------------------------------------------------

                                                            YEAR ENDED                 YEAR ENDED
                                                           DECEMBER 31,               DECEMBER 31,
                                                               2007                       2006
                                                       ----------------------      --------------------

           REVENUES
            Income                                    $              581,803       $            82,319
                                                       ----------------------      --------------------

           NET REVENUE                                               581,803                    82,319

           COST OF GOODS SOLD
            Cost of Goods Sold                                        57,104                    15,282
                                                       ----------------------      --------------------

           TOTAL COST OF GOODS SOLD                                   57,104                    15,282

           GROSS PROFIT                                              524,699                    67,037

           OPERATING EXPENSES
            Depreciation                                              13,281                     3,205
            Finance fee                                            4,407,663                         -
            Commission                                             1,975,798                         -
            General and administrative                             3,262,125                   668,049
                                                       ----------------------      --------------------

           TOTAL OPERATING EXPENSES                                9,658,867                   671,254
                                                       ----------------------      --------------------

           LOSS FROM OPERATIONS                                   (9,134,168)                 (604,217)

           OTHER INCOME (EXPENSES)
            Interest income                                              366                         1
            Interest expense                                        (209,099)                  (16,416)
            Impairment of goodwill                               (11,444,378)                        -
            Other income                                             234,019                    57,043
            Other expenses                                          (914,846)                   (1,000)
                                                       ----------------------      --------------------

           TOTAL OTHER INCOME (EXPENSES)                         (12,333,938)                   39,628
                                                       ----------------------      --------------------

           NET INCOME (LOSS)                           $         (21,468,106)      $          (564,589)
                                                       ======================      ====================

           BASIC EARNING (LOSS) PER SHARE              $               (1.18)      $             (0.08)
                                                       ----------------------      --------------------

           WEIGHTED AVERAGE NUMBER OF
             COMMON SHARES - BASIC AND DILUTED                    18,250,793                 6,996,933
                                                       ======================      ====================

               THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS.

                                  ENVIRONMENTAL SERVICE PROFESSIONALS, INC. AND SUBSIDIARIES
                                    Consolidated Statement of Stockholder Equity (Deficit)
                                                   As of December 31, 2007
----------------------------------------------------------------------------------------------------------------------------
                                                                       ADDITIONAL
                                              COMMON        COMMON      PAID-IN      RETAINED      FOREIGN        TOTAL
                                              SHARES        STOCK       CAPITAL      EARNINGS     CURRENCY
                                                                                    (DEFICIT)    TRANSLATION
----------------------------------------------------------------------------------------------------------------------------
 Balance,  December 31, 2005                  2,711,213      $ 27,112  $ 1,549,313 $ (2,645,602)    $ 652,778    $ (416,399)
----------------------------------------------------------------------------------------------------------------------------

Shares issued on April 24, 2006               3,170,522        31,705      285,475                                  317,180

Shares Adjustment                                  (583)           (6)           6                                        -

Reverse Split 1 to 3.75 on October 11, 2006  (4,312,689)      (57,243)      57,243                                        -

Shares Issued on October 11, 2006            14,625,000        14,625    8,175,375                                8,190,000

Shares Issued On December 1, 2006               425,000           425      297,075                                  297,500

Shares Issued On December 1, 2006               812,629           812      454,260                                  455,072

Shares Issued On December 1, 2006 (10% holders) 477,590           478      434,553                                  435,031

Shares Issued On December 1, 2006               110,187           110       65,690                                   65,800

Stock redemption                             (4,083,000)       (4,083)       4,083                                        -

Foreign Currency Translation                                                            652,778      (652,778)            -

 Net loss for the year ended
 December 31, 2006                                                                     (564,589)                   (564,589)
----------------------------------------------------------------------------------------------------------------------------
 BALANCE,  DECEMBER 31, 2006                 13,935,869        13,935   11,323,073   (2,557,413)            -     8,779,595
----------------------------------------------------------------------------------------------------------------------------

Adjustments                                      37,677            38          (38)                                       -

Shares Issued on January 25, 2007                39,266            39       64,161                                   64,200

Shares Issued On February 16, 2007              200,000           200       19,800                                   20,000

Shares Issued On February 20, 2007            1,000,000         1,000      579,000                                  580,000

Shares Issued on March 16, 2007                 122,917           123      188,980                                  189,103

Shares Issued on April 16, 2007                 153,000           153      519,647                                  519,800

Shares Issued on May 18, 2007                 1,795,000         1,795    1,090,047                                1,091,842

Shares Issued on June 7, 2007                   404,742           405       78,945                                   79,350

Shares Issued On June 26, 2007                  900,000           900    1,491,600                                1,492,500

Shares Issued on July 7, 2007                   381,035           381    2,340,136                                2,340,517

Shares Issued on July 17, 2007                  892,300           892      891,408                                  892,300

Shares Issued On August 1, 2007                  50,000            50       28,950                                   29,000

Shares Issued on September 11, 2007             806,051           806       79,799                                   80,605

Shares Issued on October 2, 2007                515,518           516    1,818,341                                1,818,857

Shares Issued on October 2, 2007                550,000           550       54,450                                   55,000

 Net loss for the year ended
 December 31, 2007                                                                  (21,468,106)                (21,468,106)
----------------------------------------------------------------------------------------------------------------------------
 BALANCE,  DECEMBER 31, 2007                 21,783,375      $ 21,783 $ 20,568,299 $(24,025,519)          $ -  $ (3,435,437)
============================================================================================================================

               THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS.

                        ENVIRONMENTAL SERVICE PROFESSIONALS, INC. AND SUBSIDIARIES
                                   Consolidated Statement of Cash Flows
-----------------------------------------------------------------------------------------------------

                                                                          YEAR ENDED       YEAR ENDED
                                                                          DECEMBER 31,    DECEMBER 31,
                                                                             2007             2006
                                                                         -------------    --------------
   CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                                                  $   (21,468,106) $       (564,589)

   Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
     Depreciation                                                              13,281             3,205
     Amortization                                                              19,711             3,969
     Common stock                                                           2,284,458           317,180
      (Increase) decrease in goodwill                                       9,340,570                 -
      (Increase) decrease in finance fee                                    4,407,663            23,965
     Changes in operating assets and liabilities:
      (Increase) decrease in accounts receivable                              120,809            70,081
      (Increase) decrease in other receivable                                  (9,868)                -
      (Increase) decrease in prepaid expenses                                (513,758)           (1,430)
      (Increase) decrease in security deposits                                 69,906                 -
      (Increase) decrease in business areas                                    15,779                 -
      (Increase) decrease in accounts payable and accrued expenses          1,026,018          (432,325)
      (Increase) decrease in bank overdraft                                   336,369                 -
      (Increase) decrease in association membership list                     (659,000)                -
      (Increase) decrease in income tax payable                               (35,500)                -
                                                                         -------------    --------------

        NET CASH USED BY OPERATING ACTIVITIES                              (5,051,668)         (579,944)

   CASH FLOWS FROM INVESTING ACTIVITIES

         Acquisition of equipment                                             (47,433)                -
                                                                         -------------    --------------

        NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                   (47,433)                -

   CASH FLOWS FROM FINANCING ACTIVITIES

    Line of credit                                                            118,455            26,165
    Increase in loan payable                                                2,093,849            10,000
    Increase in loan payable - related party                                   22,900                 -
    Proceeds from stock issuances                                           2,560,954            65,800
    Proceeds from long-term liabilities                                             -           734,831
                                                                         -------------    --------------

      NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                   4,796,158           836,796
                                                                         -------------    --------------

      NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS                     (302,943)          256,852

      CASH AT BEGINNING OF PERIOD                                             302,943             1,832
      CASH AT OCTOBER 11, 2006 OF SUBSIDIARY                                        -            44,259
                                                                         -------------    --------------

       CASH AT END OF PERIOD                                             $          -     $     302,943
                                                                         =============    ==============

   SUPPLEMENTAL DISCLOSURES OF CASH FLOW
   INFORMATION:

    Interest paid                                                        $    209,098     $      16,416

                                                                         =============    ==============

    Income taxes paid                                                    $          -     $           -
                                                                         =============    ==============

   SUPPLEMENTAL DISCLOSURES OF NON-CASH FLOW
   INFORMATION:

      Common stock issued for acquisition subsidiary                     $  1,475,000     $   8,487,500
      Increase in accounts receivable from acquisition                   $    134,000     $     329,070
      Increase in property & equipment from acqusition                   $                $      42,025
      Increase in deposits from acquisition                              $    276,656     $      72,026
      Increase (decrease) in goodwill                                    $  9,340,570     $   8,819,698
      Increase (decrease) in financing fee                               $  4,407,663     $      23,965
      Increase in trademaks from acquisition                             $                $         587
      Increase in investment in business areas from acquisition          $                $      19,725
      Increase in accounts payable and accrued liabilities
        from acquisition                                                 $    600,000     $     411,093
      Increase in line of credit from acquisition                        $                $      75,797
      Increase in loan payable from acquisition                          $                $     228,000
      Increase in long-term liabilities from acquisition                 $                $     125,000

               THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS.

           ENVIRONMENTAL SERVICE PROFESSIONALS, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2007 AND 2006

NOTE 1. ORGANIZATION AND DESCRIPTION OF BUSINESS

NATURE OF OPERATIONS:

Environmental Services Professionals, Inc. (formerly Glass-Aire Industries Group Ltd.), a Nevada corporation ("ESP" or the "Company") was incorporated on September 29, 1992. Prior to ceasing business in March 2004, the Company manufactured and distributed wind deflector products to automobile manufacturers in the United States, Canada and Japan.

ESP has developed a standardized training, certification, inspection and results reporting analysis program which form the foundation of a suite of services that together comprise: "The Industry's Best in Class Inspection". The brand name of this Program is ESP's Certified Environmental Home Inspector ("CEHI") and is operating under ESP's Environmental Safeguard Professionals Business Unit. This Business Unit will also provide the annual subscription-based moisture maintenance programs to both residential and commercial clients.

National Professional Services, a wholly-owned business unit is currently a conglomerate of 7 individual associations and maintains 10,000 annual paying members. The focus of this Business Unit is to establish cross-training on CEHI Programs and to provide information concerning residential environmental issues, establish training for Underwriters, Loan Officers and Appraisers to educate these groups about CEHI inspection protocols. These training programs for Insurance Companies, Underwriters, Loss Control and Risk Management personnel educate and emphasize the benefits of using a CEHI on the initial inspection and then establishing annual inspections.


NOTE 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A. ACCOUNTING METHOD

The Company's policy is to use the accrual method of accounting to prepare and present financial statements, which conforms to generally accepted accounting principles ("GAAP"). The Company has elected a December 31, year-end.

           ENVIRONMENTAL SERVICE PROFESSIONALS, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2007 AND 2006


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

B. BASIS OF CONSOLIDATION

The consolidated financial statements include the accounts of Environmental Service Professionals, Inc., the parent Company, and National Professional Service Inc., a Delaware Corporation, Allstate Home Inspection & Household Environmental Testing, Ltd, a Delaware corporation, which subsequently changed its name to Environmental Safeguard Professionals, Inc. on February 1, 2008, and International Association Managers, Inc., a Minnesota corporation, the Company's wholly owned subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation.

C. CASH EQUIVALENTS

The Company considers all highly liquid investments with maturity of three months or less when purchased to be cash equivalents.

D. ESTIMATES AND ADJUSTMENTS

The preparation of financial statements in conformity with generally accepted accounting principles ("GAAP") requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In accordance with FASB 16 all adjustments are normal and recurring.

E. ACCOUNTS RECEIVABLE

Management considers accounts receivable to be fully collectible; according, no allowance for doubtful accounts is required. If amounts become uncollectible, they will be charged to operations when that determination is made.

           ENVIRONMENTAL SERVICE PROFESSIONALS, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2007 AND 2006


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

F. CONCENTRATION OF CREDIT RISK

The Company maintains their cash in bank deposit accounts that at times may exceed federally insured limits. ESP. has not experienced any losses in such accounts. Management believes that they are not exposed to any significant credit risk related to cash.

ESP, Inc. maintains credits with Bank of America. Management performs periodic evaluations of the relative credits standing to the financial institution. The
Company has not sustained any material credit losses for the instruments. The carrying values reflected in the balance sheet at December 31, 2007 reasonable approximate the fair values of cash, accounts payable, and credit obligations. In making such assessment, the Company, has utilized discounted cash flow analysis, estimated, and quoted market prices as appropriate in accordance with paragraph 9 of SFAS 107.


G. REVENUE RECOGNITION AND FRANCHISE FEES

Revenue includes the following services:

>>       Certified Environmental Home Inspector (CEHI) Certification
>>       Certified Moisture Inspection (CMI)
>>       Annual Mold and Moisture Management Program (MMM)
>>       New Builder Moisture Management Program (NBMM)
>>       Allergen Screening
>>       Phase I Environmental Reports

The Company recognizes revenue when services on contracts are provided.

The Company ceased offering franchises and did not renewal any franchise registration or make any franchise sales for the year 2007. All but 15 existing franchisees have been incorporated into the CEHI program and franchisees have executed mutual releases for their previously owned franchise. The Company continues to transition all remaining franchises to the standard CEHI program.

CEHI - CEHI stands for Certified  Environmental  Home  Inspector  -CEHI approved
CEHI Vendor. This amount is payable to Environmental Safeguard Professionals, Inc. ("Safeguard").

           ENVIRONMENTAL SERVICE PROFESSIONALS, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2007 AND 2006


NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

G. REVENUE RECOGNITION AND FRANCHISE FEES


This vendor approval is a two-step process for independent contractors to be able to provide CEHI Program Services:

         1) The contractor must submit a completed vendor approval form to validate their eligibility and specifically verify what training, certifications and equipment the contractor currently has. The applicant must show that they are in good standing. Based on this verification. The contractor must obtain the required instruction and equipment to operate ESP's proprietary on-line systems and to deliver the Program of services. There is a fee to the contractor to receive this equipment and instruction. If the applicant has obtained certain certifications and or equipment prior to applying, there may be discounts to the fee amount charged. The contractor can either purchase the sampling kit from ESP or preferably order it directly from the supplier.
         2) Once the contractor has obtained the necessary approved vendor status, they must execute a standardized independent contractor agreement.

Supply Orders - include inspections reports, mold kits, lab supplies, and marketing materials

The Company continues to transition all remaining franchises to the standard CEHI program.

All initial services have been provided by the franchisor to the remaining franchisees.
Royalties and Advertising - are franchise fees--a minimum of $250 per month -- $200 for royalties and $50 for Advertising -the franchisee pays 7.5% for royalties and 2% for advertising based on their monthly gross income.

Continuing franchise fees are reported as revenue as the fees are earned and become receivable from the franchisee. Costs relating to continuing franchise fees are expensed as incurred. Although a portion of the continuing fee may be designated for a particular purpose, such as an advertising program, it is not recognized as revenue until the fee is earned and becomes receivable from the franchisee.

           ENVIRONMENTAL SERVICE PROFESSIONALS, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2007 AND 2006

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

H. RECENT ACCOUNTING PRONOUNCEMENTS

In July 2006, the FASB issued Interpretation No. 48, "Accounting for Uncertainty in Income Taxes - an interpretation of FASB Statement No. 109" ("FIN 48") which prescribes a recognition threshold and measurement attribute, as well as criteria for subsequently recognizing and measuring uncertain tax positions for financial statement purposes. FIN 48 also requires expanded disclosure with respect to the uncertainty in income taxes assets and liabilities. FIN 48 is effective for fiscal years beginning after December 15, 2006 and is required to be recognized as a change in accounting principle through a cumulative-effect adjustment to retained earnings as of the beginning of the year of adoption. The Company is currently evaluating the impact of adopting this statement.

In September 2006, the FASB issued SFAS No. 157, "Fair Value Measurements." This statement defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. The statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within that fiscal year. The Company is currently evaluating the impact of adopting this statement.

In February 2007, the FASB issued SFAS No. 159, "The Fair Value Option for Financial Assets and Financial Liabilities - including an amendment of FAS 115". This statement permits entities to choose to measure many financial instruments and certain other items at fair value. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007, including interim periods within that fiscal year. The Company is currently evaluating the impact of adopting this statement.


NOTE 3.  CONTRACTS RECEIVABLE - FRANCHISE FEES

 All but 15 existing franchisees have been incorporated into the CEHI program and franchisees have executed mutual releases for their previously owned franchise. Of these 15 only 5 have existing financing agreements for the initial franchise fee. The Company ceased offering franchises and did not renewal any franchise registration or make any franchise sales for the year 2007. The Company continues to transition all remaining franchises to the standard CEHI program.

           ENVIRONMENTAL SERVICE PROFESSIONALS, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2007 AND 2006


NOTE 4. PROPERTY & EQUIPMENT

Property is stated at cost. Additions, renovations, and improvements are capitalized. Maintenance and repairs, which do not extend asset lives, are expensed as incurred. Depreciation is provided on a straight-line basis over the estimated useful lives ranging, five years for tenant improvements, and five to seven years on furniture and equipment.

Equipment consisted of the following:

                                                       DECEMBER 31,
                                                2007                  2006
                                          ------------------  ------------------
Machinery & equipment                        $    42,149      $        24,442
Software                                               -               15,000
Furniture and fixtures                            59,721               17,583
Computers                                         67,715               40,854
Automobiles                                            -                8,000
Leasehold improvements                           109,295                   -
                                          ------------------  ------------------
Total fixed assets                               278,880              105,879
     Less: accumulated depreciation             (205,908)             (67,095)
                                          ------------------  ------------------
Net property & equipment                     $    72,972       $       38,820
                                          ==================  ==================


Depreciation expense for the year ended December 31, 2007 and 2006 was $13,281 and $3,205.

The Company chose to reevaluate the $351,218 in training videos and software that they had acquired as part of the Allstate Home Inspection acquisition. The results of the evaluation prompt the Company to write-off the total amount in 2007.


NOTE 5. LINES OF CREDIT

The Company has three lines of credit, the line of credit are for $125,000, $75,000, and for $30,000. These lines of credit are in an adjustable rate loan. The loans are open revolving lines of credit with annual interest rates. There are no restrictions on the use of this line of credit. There was an outstanding balance of $220,417 and $101,962, as of December 31, 2007 and 2006,
respectively.

           ENVIRONMENTAL SERVICE PROFESSIONALS, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2007 AND 2006


NOTE 6.  INTANGIBLE ASSETS

Intangible assets consist of four trademarks and goodwill.

TRADEMARKS

The trademarks are stated at cost, less amortization. The Company had amortization expenses of $563 and $414 as of December 31, 2007 and 2006, respectively. The trademarks have been fully amortized. Trademark registration may be renewed every ten years into perpetuity.

Additional trademarks were assigned to ESP effective February 2007 with the acquisition of AHI (see Note 12). Registration numbers 2,509,084:"Home Inspection and Household Environmental Testing", apart from the mark as shown and 3,035,162: Advance Look, The mark consists of standard characters without claim to any particular font, style, size, or color.

As part of the Acquisition of IMAI the Company received the associations membership list. The Company recorded 659,000 in intangible asset. This amount is to be amortized over 15 years. Amortization for the year ended December 31mm 2007 was $19,148.


NOTE 7. NOTES PAYABLE & LONG TERM LIABILITIES

Notes payable as of December 31, 2007 consist of the following:

                                                       ----------------
Unsecured loan with
annual interest of 3%.                                 $    1,947,746

Unsecured notes, with annual interest of
10%.                                                        1,243,934
                                                       ----------------

                                                       $    3,191,680
                                                       ================


NOTE 8.  RELATED PARTY TRANSACTION

As of December 31, 2006 the Company has a loan payable due to a stockholder of the Company (a related party) in the amount of $22,900. This is an unsecured loan with an interest rate of 3%. Interest is currently being waived.

           ENVIRONMENTAL SERVICE PROFESSIONALS, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2007 AND 2006


NOTE 9. LONG TERM LEASE AGREEMENT

The Company signed a lease agreement for its corporate offices in Palm Springs commencing August 1, 2006 with the option of renewal for an additional three years at a 5% increase each year.

The base rent is currently $6,206.00 per month. The following is a schedule of payments under the above operating lease:


           YEAR ENDING DECEMBER 31, AMOUNT
           ------------------------                     -------------
               2007                                     $  76,022.00
               2008                                        79,822.00
                                                        -------------
                                                         $181,798.00

NOTE 10.  ACQUISITIONS

On or about February 20, 2007 (the "Closing"), Environmental Service Professionals, Inc. (the "Company"), Allstate Home Inspection & Household Environmental Testing, Ltd., a Delaware corporation ("AHI"), and Francis X. Finigan, an individual and sole shareholder of AHI ("Finigan"), completed the closing of a stock purchase agreement (the "SPA") pursuant to which the Company acquired 100% of the total issued and outstanding stock of AHI from Finigan in exchange for 1,000,000 shares of the Company's common stock issuable in installments over time (the "Stock Payment"), 250,000 warrants issuable 275 days after the Closing entitling Finigan to purchase 250,000 additional shares of the Company's common stock at a purchase price of $0.75 per share exercisable for a period of five years from the date of the Closing, plus $950,000 in cash, payable in installments over time (the "Cash Payment"). As a result of the Closing, AHI is a wholly owned subsidiary of the Company.

All shares of the Company's common stock and all of the warrants issuable to Finigan by the Company under the SPA must be held by Finigan for a period of at least one year from the date of the Closing. Furthermore, Finigan will have piggyback registration rights with respect to the shares and the shares underlying the warrants, subject to potential adjustment by the Underwriter for such registration statement, if any.

           ENVIRONMENTAL SERVICE PROFESSIONALS, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2007 AND 2006

NOTE 10.  ACQUISITIONS - CONTINUED

On July 23, 2007, Environmental Service Professionals, Inc., a Nevada corporation (the Company"), Robert G. Johnson, an individual (the "Seller"), and International Association Managers, Inc., a Minnesota corporation (the "Manager") closed the acquisition of all of the tangible and intangible assets (the "Acquired Assets") of International Association Managers, Inc., National Association of Real Estate Appraisers, Environmental Assessment Association, Association of Construction Inspectors, Housing Inspection Foundation, International Real Estate Institute, and International Society of Meeting Planners (collectively, the "Entities") by the Company. Pursuant to the Asset
Purchase Agreement, dated as of April 3, 2007 (the "APA") covering the acquisition, in consideration for the transfer of the Acquired Assets and unearned revenue payable to the Company of approximately $134,000, the Company paid the Seller a total amount of $659,000 in cash, $5,000 of which the parties agreed to allocate to the covenant not to compete. Additionally, Seller is associated with the National Association of Review Appraisers & Mortgage Underwriters, a non-profit association. Upon closing of the APA, the Company will take on the day-to-day management responsibilities of the association.


NOTE 11. STOCK WARRANTS

At December 31, 2007 the Company had the following warrants outstanding:

(i) warrants to purchase 275,000 shares of the Company's common stock at an exercise price of $.01.

(ii) warrants to purchase 1,311,245 shares of the Company's common stock at an exercise price of $.25.

(iii) warrants to purchase 86,206 shares of the Company's common stock at an exercise price of $.58.

(iv) warrants to purchase 7,517,767 shares of the Company's common stock at an exercise price of $0.75.

(v) warrants to purchase 125,000 shares of the Company's common stock at an exercise price of $1.25.

(vi) warrants to purchase 737,420 shares of the Company's common stock at an exercise price of $1.50.

           ENVIRONMENTAL SERVICE PROFESSIONALS, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2007 AND 2006


NOTE 12. BASIC & DILUTED INCOME / (LOSS) PER COMMON SHARE

Basic gain (loss) per common share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

                                         DECEMBER 31,     DECEMBER 31,
                                             2007             2006
                                         ------------     ------------

NET INCOME (LOSS) FROM OPERATIONS       $(21,468,106)     $  (564,589)

BASIC INCOME / (LOSS) PER SHARE                (1.18)           (0.08)
                                        =============     ===========

WEIGHTED AVERAGE NUMBER OF
 SHARES OUTSTANDING                       18,250,793        6,996,933
                                        =============     ===========


NOTE 13. STOCK TRANSACTIONS

On April 24, 2006 the Company issued 2,440,000 shares of common stock to management in lieu of the payment of their services.

On April 24, 2006 the Company issued 236,772 shares of common stock in connection with the payment of legal fees is connection with the Bank Settlement.

On April 24, 2006 the Company issued 400,000 shares of common stock to settle the incurred legal fees.

On April 24, 2006 the Company issued 93,750 shares of common stock as consideration Glassware Industries Group, Ltd. for legal and other services rendered for the Company.

On October 11, 2006, the Company completed the closing of a stock purchase agreement (the "SPA") to effect a reverse merger between the companies (the "Business Combination") under which the Company issued 14,625,000 shares of its common stock to PES in consideration for 14,625,000 shares of Pest's common stock. PES is distributing up to 14,625,000 shares of the Company's common stock to its existing shareholders in consideration for the redemption of 14,625,000 shares of the outstanding voting stock of PES. As a result of the closing, PES is a wholly owned subsidiary of the Company and the shareholders of PES are the controlling shareholders of the Company.

           ENVIRONMENTAL SERVICE PROFESSIONALS, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2007 AND 2006


NOTE 13. STOCK TRANSACTIONS - CONTINUED

According to the SPA, prior to the closing of the Business Combination, the Company covenanted, among other things, to effect a one for 3.75 reverse split of its outstanding common stock, which resulted in Glassware having a total of 1,568,463 shares of its common stock outstanding at closing.

On December 1, 2006, the Company completed the closing of a stock purchase agreement with NPS to effect an acquisition under which the Company issued 425,000 shares of its common stock and paid $175,000 to NPS in consideration for 100% interest of Naps' common stock. As a result of the closing, NPS is a wholly owned subsidiary of the Company.

On January 25, 2007 the Company issued 39,266 shares of common stock in a private placement.

On February 16, 2007 the Company issued 200,000 shares of common stock for services rendered.

On February 20, 2007 the Company issued 1,000,000 shares of common stock in the acquisition of Allstate Home Inspection.

On March 16, 2007 the Company issued 122,917 shares of common stock for cash.

On April 16, 2007 the Company issued 153,000 shares of common stock for cash.

On May 18, 2007 the Company issued 1,795,000 shares of common stock for services rendered.

On June 7, 2007 the Company issued 404,742 shares of common stock in a private placement.

On June 26, 2007 the Company issued 900,000 shares of common stock for cash.

On July 7, 2007 the Company issued 381,035 shares of common stock in a private placement.

On July 17, 2007 the Company issued 892,300 shares of common stock for cash.

On August 1, 2007 the Company issued 50,000 shares of common stock in the acquisition of International Association Managers, Inc.

On September 11, 2007 the Company issued 806,851 shares of common stock for services rendered.

           ENVIRONMENTAL SERVICE PROFESSIONALS, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2007 AND 2006

NOTE 13. STOCK TRANSACTIONS - CONTINUED

On October 2, 2007 the Company issued 515,518 shares of common stock in a private placement.

On October 2, 2007 the Company issued 550,000 shares of common stock for services rendered.

Common stock issued as of December 31, 2007 21,783,375


NOTE 14. STOCKHOLDERS' EQUITY

The stockholders' equity section of the Company contains the following classes of capital stock as of December 31, 2007:

         o        Common   stock,   $  0.001  par  value;   100,000,000   shares
                  authorized: 21,783,375 shares


NOTE 14. INCOME TAXES

Income taxes are provided in accordance with Statement of Financial Accounting Standards No. 109 (SFAS 109), Accounting for Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax assets and liabilities.

At December 31, 2007 the Company has significant operating and capital losses carry forward. The tax benefits resulting for the purposes have been estimated as follows:

                                   DECEMBER 31,            DECEMBER 31,
                                       2007                    2006
                                ---------------          ---------------

  Accumulated deficit as of:    $  (21,468,106)          $  (2,557,413)

  Gross income tax benefit           7,513,837                 869,520
  Valuation allowance               (7,513,837)               (869,520)
                                ---------------          ---------------
  Net income tax benefit       $             -           $           -
                                ===============          ===============

           ENVIRONMENTAL SERVICE PROFESSIONALS, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2007 AND 2006


NOTE 14. INCOME TAXES - CONTINUED

The net operating loss expires twenty years from the date the loss was incurred. The retained earning balance includes accumulated comprehensive income (loss). In accordance with SFAS 109 paragraph 18 the Company has reduced its deferred tax benefit asset by a valuation allowance due to negative evidence that has caused the Company to feel it is more likely than not that some portion or all of the deferred tax asset will not be realized. No portion of the valuation allowance will be allocated to reduce goodwill or other concurrent intangible asset of an acquired entity. There are no temporary differences or carryforward tax effects that would significantly affect the Companies deferred tax asset.

Utilization of the net operating losses and credit carryforwards may be subject to a substantial annual limitation due to the "change in ownership" provisions of the Internal Revenue Code of 1986. The annual limitation may result in the expiration of net operating losses and credits before utilization. None of the valuation allowance recognized was allocated to reduce goodwill or other noncurrent intangible assets of an acquired entity or directly to contribute capital.


NOTE 15. GOING CONCERN

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company generated net losses of $21,468,106 during the period from September 29, 1992 (inception) through December 31, 2007. These conditions raise substantial doubt about the Company's ability to continue as a going concern. The Company's continuation as a going concern is dependent on its ability to meet its obligations, to obtain additional financing as may be required and ultimately to attain profitability. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Management plans to raise additional funds through debt or equity offerings. Management has yet to decide what type of offering the Company will use or how much capital the Company will raise. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

           ENVIRONMENTAL SERVICE PROFESSIONALS, INC. AND SUBSIDIARIES
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                        AS OF DECEMBER 31, 2007 AND 2006

NOTES 16. LEGAL PROCEEDINGS

JOHN COOLEY V. PACIFIC ENVIRONMENTAL SAMPLING, INC. ETC., ET AL.

         On December 6, 2006, John Cooley filed a civil complaint in Ventura County alleging breach of fiduciary duty and fraud regarding the restructuring of Pacific Environmental Sampling, Inc. on March 25, 2006. On December 12, 2006, a hearing before the Court was held on the application for injunctive relief and for appointment of a receiver. Both of Cooley's requests were denied by the Court. ESP and its affiliates subsequently filed a demurrer challenging the legal sufficiency of the fraud claim and the demurrer was sustained. Cooley was permitted by the Court to file a First Amended Complaint to attempt to correct deficiencies. With an extension, the First Amended Complaint was filed on March 27, 2007. Subsequently, this First Amended Compliant was rejected as was the Second Amended Complaint. On April 4, 2008 a hearing for a Third Amended Complaint was held before the court and the Company was granted all submitted demurrers and Motions to Strike. On April 25, 2008, Cooley submitted a Fourth Amended Complaint. A tentative hearing date has been set for May 30, 2008. As of the date of this report, ESP and its affiliates cannot predict the outcome of this case. ESP and its affiliates believe they have meritorious defenses and are vigorously defending the action.


NOTE 17. SUBSEQUENT EVENTS

Subsequent to December 31, 2007 the three lines of credits that the Company currently has; were converted to a fixed rate loan with a current principal as of March 31, 2008.


NOTE 18 - PRO-FORMA FINANCIAL

The Company's financials reflects operations of International Association Managers, Inc. from the date of acquisition. Below is a pro-forma (in condensed form) of the statement of operations of Environmental Service Professional, Inc. and International Association Managers, Inc. for the year ended December 31, 2007. The pro-forma reflects what the Company's statement of operations would show if both Company's had been associated the entire year:

                                     ESP            IAMI        CONSOLIDATED
------------------------------ --------------- ------------ -------------------
Revenues                       $    581,803    $1,183,333   $     1,765,136
Cost of goods sold                  (57,104)      (77,871)         (134,975)
                               --------------- ------------ -------------------

Gross profit                        524,699     1,105,462         1,630,161
Total operating expenses         (9,658,867)     (662,632)      (10,321,499)
                               --------------- ------------ -------------------

Operations income (loss)         (9,134,168)      442,830        (8,691,338)
Total other income (expenses)   (12,333,938)        1,589       (12,332,349)
                               --------------- ------------ -------------------
Net Income (Loss)              $(21,468,106)   $  444,419   $   (21,023,687)
                               =============== ============ ===================

                               ENVIRONMENTAL SERVICE PROFESSIONALS, INC. AND SUBSIDIARIES
                                          Condensed Consolidated Balance Sheets

-----------------------------------------------------------------------------------------------------------------------

                                                         ASSETS
                                                                                UNAUDITED
                                                                                  AS OF                    AS OF
                                                                                MARCH 31,              DECEMBER 31,
                                                                                  2008                     2007
                                                                            ------------------       ------------------
      CURRENT ASSETS
       Cash & cash equivalents                                              $               -        $               -
       Accounts receivable                                                            135,864                  138,180
       receivable - other                                                               9,993                    9,868
       Prepaid expense                                                                      -                  926,254
                                                                            ------------------       ------------------

      TOTAL CURRENT ASSETS                                                            145,857                1,074,301

      NET PROPERTY & EQUIPMENT                                                         68,413                   72,972

      OTHER ASSETS
       Deposits                                                                         2,120                    2,120
       Net - association membership list                                              632,750                  639,852
                                                                            ------------------       ------------------

      TOTAL OTHER ASSETS                                                              634,870                  641,972
                                                                            ------------------       ------------------

            TOTAL ASSETS                                                    $         849,140        $       1,789,245
                                                                            ==================       ==================

                                           LIABILITIES & STOCKHOLDERS' EQUITY

      CURRENT LIABILITIES
       Accounts payable                                                     $       1,318,404        $       1,308,814
       Bank overdraft                                                                 326,626                  336,369
       Line of credit                                                                 221,858                  220,417
       Accrued liabilities                                                            144,502                  144,502
       Taxes payable                                                                       23                        -
       Loans payable                                                                2,427,765                1,947,746
       Loans payable  - related party                                                  19,639                   22,900
                                                                            ------------------       ------------------

      TOTAL CURRENT LIABILITIES                                                     4,458,817                3,980,748

      LONG-TERM LIABILITIES
       Unsecured 10% Loan payable                                                   1,243,934                1,243,934
                                                                            ------------------       ------------------

      TOTAL LONG-TERM LIABILITIES                                                   1,243,934                1,243,934
                                                                            ------------------       ------------------

            TOTAL LIABILITIES                                                       5,702,751                5,224,682

      STOCKHOLDERS' EQUITY

       Common stock, (par value $.001 per share, 100,000,000 shares authorized: 22,008,375 and 21,783,375 shares issued and outstanding
         as of March 31, 2008 and December 31, 2007, respectively)                     22,008                   21,783
       Paid-in capital                                                             20,600,824               20,568,299
       Retained earnings                                                          (25,476,443)             (24,025,519)
                                                                            ------------------       ------------------

      TOTAL STOCKHOLDERS' EQUITY                                                   (4,853,611)              (3,435,437)

              TOTAL LIABILITIES &
                                                                            ------------------       ------------------
                         STOCKHOLDERS' EQUITY                               $         849,140        $       1,789,245
                                                                            ==================       ==================


               THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS.

                ENVIRONMENTAL SERVICE PROFESSIONALS, INC. AND SUBSIDIARIES
                 Unaudited Condensed Consolidated Statement of Operations

--------------------------------------------------------------------------------------------

                                                    THREE MONTHS           THREE MONTHS
                                                        ENDED                  ENDED
                                                      MARCH 31,              MARCH 31,
                                                        2008                   2007
                                                --------------------   --------------------

    REVENUES
     Income                                      $            65,092    $           245,717
                                                 --------------------   --------------------

    NET REVENUE                                               65,092                245,717

    COST OF GOODS SOLD
     Cost of Goods Sold                                       16,310                 27,333
                                                 --------------------   --------------------

    TOTAL COST OF GOODS SOLD                                  16,310                 27,333
                                                 --------------------   --------------------

    GROSS PROFIT                                              48,782                218,384

    OPERATING EXPENSES
     Depreciation                                             11,660                  6,071
     Finance fee                                             959,863                  8,233
     Consulting fee                                           42,481                625,035
     General and administrative                              353,539                711,403
                                                 --------------------   --------------------

    TOTAL OPERATING EXPENSES                               1,367,543              1,350,742
                                                 --------------------   --------------------

    LOSS FROM OPERATIONS                                  (1,318,761)            (1,132,358)

    OTHER INCOME (EXPENSES)
     Interest expense                                       (129,009)               (18,600)
     Other income                                                  -                  6,013
     Other expenses                                           (3,154)                     -
                                                 --------------------   --------------------

    TOTAL OTHER INCOME (EXPENSES)                           (132,163)               (12,587)
                                                 --------------------   --------------------

    NET INCOME (LOSS)                            $        (1,450,924)   $        (1,144,945)
                                                 ====================   ====================

     BASIC EARNING (LOSS) PER SHARE              $             (0.07)   $             (0.08)
                                                 --------------------   --------------------

    WEIGHTED AVERAGE NUMBER OF
      COMMON SHARES - BASIC AND DILUTED                   21,847,386             14,010,502
                                                 ====================   ====================



               THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS.

              ENVIRONMENTAL SERVICE PROFESSIONALS, INC. AND SUBSIDIARIES
               Unaudited Condensed Consolidated Statement of Cash Flows

------------------------------------------------------------------------------------------------------------------
                                                                        THREE MONTHS          THREE MONTHS
                                                                            ENDED                ENDED
                                                                          MARCH 31,            MARCH 31,
                                                                            2008                  2007
                                                                      ------------------    -----------------
   CASH FLOWS FROM OPERATING ACTIVITIES
   Net income (loss)                                                  $      (1,450,924)  $       (1,144,945)

   Adjustments to reconcile net loss to net cash
    provided by (used in) operating activities:
    Depreciation & amortization                                                  11,660                6,071
    Common stock                                                                      -              131,250
    Finance fee                                                                 926,254              122,745
    Changes in operating assets and liabilities:
    (Increase) decrease in accounts receivable                                    2,315             (186,901)
    (Increase) decrease in other receivable                                        (125)                  50
    (Increase) decrease in prepaid expenses                                           -                2,087
    (Increase) decrease in accounts payable and accrued expenses                  9,590              388,867
    (Increase) decrease in bank overdraft                                        (9,743)                   -
    (Increase) decrease in taxes payable                                             23                   45
                                                                      ------------------    -----------------

        NET CASH USED BY OPERATING ACTIVITIES                                  (510,950)            (680,731)


   CASH FLOWS FROM INVESTING ACTIVITIES

        NET CASH PROVIDED BY (USED IN) INVESTING ACTIVITIES                           -                    -

   CASH FLOWS FROM FINANCING ACTIVITIES

    Line of credit                                                                1,442                 (628)
    Proceeds from stock issuances                                                32,750               64,200
    Increase in loan payable                                                    480,019               65,000
    Increase in loan payable - related party                                     (3,261)                   -
    Proceeds from long-term liabilities                                               -              295,018
                                                                      ------------------    -----------------

        NET CASH PROVIDED BY (USED IN) FINANCING ACTIVITIES                     510,950              423,590
                                                                      ------------------    -----------------

       NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS                             -             (257,141)

      CASH AT BEGINNING OF PERIOD                                                     -              302,943
      CASH AT OCTOBER 11, 2006 OF SUBSIDIARY                                          -              (24,936)
                                                                      ------------------    -----------------

      CASH AT END OF PERIOD                                           $               -     $         20,866
                                                                      ==================    =================


   SUPPLEMENTAL DISCLOSURES OF CASH FLOW
   INFORMATION:

   Interest paid                                                      $         129,009     $         18,600
                                                                      ==================    =================

   Income taxes paid                                                  $               -     $              -
                                                                      ==================    =================

               THE ACCOMPANYING NOTES ARE AN INTEGRAL PART OF THE
                       CONSOLIDATED FINANCIAL STATEMENTS.

           ENVIRONMENTAL SERVICE PROFESSIONALS, INC. AND SUBSIDIARIES
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 2008


NOTE 1 - CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The accompanying March 31, 2008 condensed consolidated financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at March 31, 2008 and for all periods presented have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. It is suggested that these condensed consolidated financial statements be read in conjunction with the consolidated financial statements and notes thereto included in the Company's December 31, 2007 audited consolidated financial statements. The results of operations for the three months period ended March 31, 2008 are not necessarily indicative of the operating results for the full years.

NOTE 2 - GOING CONCERN

The Company's condensed consolidated financial statements are prepared using generally accepted accounting principles applicable to a going concern, which contemplates the realization of assets and liquidation of liabilities in the normal course of business. The accompanying condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of liabilities that might result from the outcome of this uncertainty. It is management's intention to seek additional operating funds through operations, and debt or equity offerings. Management has yet to decide what type of offering the Company will use or how much capital will be raised by the Company. There is no guarantee that the Company will be able to raise any capital through any type of offerings.

NOTE 3 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Environmental Service Professionals, Inc. ("ESP" or the "Company") is a Nevada corporation headquartered in Southern California. Management believes that ESP is the first company in the moisture inspection industry vertical to become a publicly traded company.

Since 2006 ESP has embarked on a strategy to acquire businesses dealing with environmental issues and resolving environmentally sensitive problems. The Company has completed four acquisitions and is in various stages of discussion with additional companies that management believes are a good philosophical, operational and economic fit with the Company. Of the current companies targeted, management anticipates that some will be freestanding subsidiaries and others will be absorbed into existing operations.

ESP offers various inspection services for addressing mold and moisture intrusion that can have an acute or chronic negative impact on the indoor air quality of commercial and residential buildings.

           ENVIRONMENTAL SERVICE PROFESSIONALS, INC. AND SUBSIDIARIES
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 2008


NOTE 3 - ORGANIZATION AND DESCRIPTION OF BUSINESS - CONTINUED

Environmental Safeguard Professionals, Inc., a wholly owned subsidiary ("Safeguard"), has developed a standardized training, certification, inspection, and results reporting analysis program which forms the foundation of a suite of services that together comprise the Certified Environmental Home Inspector ("CEHI") program. Management believes that business unit will provide the annual subscription-based moisture maintenance and energy use awareness programs to both residential and commercial clients.

National Professional Services, Inc., a wholly owned subsidiary ("NPS"), is currently a conglomerate of seven individual associations and maintains annual paying members. The focus of this business unit is to establish cross training on CEHI Programs and to provide information concerning residential environmental issues, establish training for underwriters, loan officers and appraisers to educate these groups about CEHI inspection protocols. These training programs for insurance companies, underwriters, loss control and risk management personnel educate and emphasize the benefits of using a CEHI on the initial inspection and then establishing annual inspections.


NOTE 4 - NOTES PAYABLE & LONG TERM LIABILITIES

Notes payable as of March 31, 2008 consist of the following:

                                                      MARCH 31, 2008
----------------------------------------       --------------------------------

Unsecured loans, with annual interest of 8%.           $ 2,427,765

Unsecured notes, with annual interest of 10%.            1,243,934
----------------------------------------       --------------------------------
                                                       $ 3,671,699
========================================       ================================

           ENVIRONMENTAL SERVICE PROFESSIONALS, INC. AND SUBSIDIARIES
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 2008


NOTE 5 BASIC INCOME / (LOSS) PER COMMON SHARE

Basic gain (loss) per common share has been calculated based on the weighted average number of shares of common stock outstanding during the period.

                                        MARCH 31, 2008        MARCH 31, 2007
----------------------------------- ---------------------- --------------------
NET INCOME (LOSS) FROM                    $(1,450,924)
OPERATIONS                                                     $ (1,144,945)

Basic income / (loss) per share
                                            $ (0.07)              $ (0.08)
                                    ====================== ====================

Weighted average number of shares
outstanding                                21,847,386            14,010,502
                                    ====================== ====================

NOTE 6 - SUBSEQUENT EVENTS

On April 8, 2008 the Company entered into a short term loan for $50,000. The loan bears simple interest at a rate of 5% per annum and is payable all principal and accrued but unpaid interest on or before June 8, 2008. The lender received 400,000 shares of common stock and 1,000,000 warrants to purchase 1,000,000 shares of the Company's common stock, of which 500,000 warrants are exercisable at an exercise price of $0.17 per share and expire on April 8, 2011 and 500,000 warrants are exercisable at an exercise price of $0.25 per share and expire on April 8, 2011.

On April 28, 2008 the Company issued 23,000,000 shares of common stock to certain key executives.

Effective May 1, 2008, Environmental Service Professionals, Inc., a Nevada corporation (the "Company" or the "Borrower") entered into a Loan and Security Agreement (the "Agreement") with Siena Investment Resources, LLC, a Nevada limited liability company (the "Lender"). Pursuant to the terms of the Agreement, the Lender agreed to make a loan to the Borrower in the principal sum of up to ten million dollars ($10,000,000) to be evidenced by a secured convertible promissory note. Each Note will bear interest at the simple rate of 10% per annum. Interest will be pre-payable in advance for each year after each Closing and thereafter on each anniversary date of each Closing during the term of a Note, unless and to the extent that Note is converted into the Borrower's equity securities. Any interest not paid when due will be added to the principal and will thereafter bear like interest as the principal of the Note. Unless a
Note is earlier converted into equity securities of the Borrower as provided in the Note, on April 30, 2011 (the "Maturity Date"), the entire outstanding principal balance of the Note, all accrued and unpaid interest thereon, if any, and all other monetary obligations will be due and payable by the Company to the Lender.

The Lender will have the right at any time until the Maturity Date, provided the Lender gives the Borrower written notice of the Lender's election to convert prior to any prepayment of a Note by the Borrower with respect to converting that portion of the Note covered by the prepayment, to convert all or any portion of up to 20% of the outstanding principal and accrued interest (the "Conversion Amount"), into such number of fully paid and nonassessable shares of the Borrower's common stock as is determined by dividing the

           ENVIRONMENTAL SERVICE PROFESSIONALS, INC. AND SUBSIDIARIES
            NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                              AS OF MARCH 31, 2008


NOTE 6 - SUBSEQUENT EVENTS - CONTINUED

Conversion Amount by fifty-eight cents ($0.58). For each share of Borrower's common stock so issued upon conversion, the Borrower will also issue to Lender one warrant to purchase one additional share of the Borrower's common stock for a purchase price of $0.75 per share for a period of three years from the date of the issuance of the warrant.

On May 1, 2008 the Company entered into a short term loan for $25,000. The loan is payable all principal and a flat fee of 10% on or before June 1, 2008. The lender received 150,000 shares of common stock and 150,000 warrants to purchase 150,000 shares of the Company's common stock which are exercisable at an exercise price of $0.58 per share and expire on May 1, 2011.

On May 6, 2008 the Company entered into a short term loan for $22,000. The loan is payable all principal and a flat fee of 5% on or before June 6, 2008. The lender received 50,000 warrants to purchase 50,000 shares of the Company's common stock which are exercisable at an exercise price of $0.58 per share and expire on May 6, 2011.

The other bridge loan is payable all principal and a flat fee of 10% on or before May 31, 2008.

                                     PART II

                   INFORMATION NOT REQUIRED IN THE PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following table sets forth the costs and expenses payable by us in connection with the offer of the common stock being registered. All amounts are estimates except the SEC registration fee.

-------------------------------------------------------------- -----------------
SEC Registration fee.................................          $291.97
-------------------------------------------------------------- -----------------
Legal fees and expenses..............................          *
-------------------------------------------------------------- -----------------
Accounting fees and expenses.........................          *
-------------------------------------------------------------- -----------------
Transfer agent and registrar fees and expenses.......          *
-------------------------------------------------------------- -----------------
Miscellaneous fees and expenses......................          *
-------------------------------------------------------------- -----------------
          Total......................................          *
-------------------------------------------------------------- -----------------

*To be filed by amendment.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Under Nevada General Corporation Law and our Articles of Incorporation, our directors will have no personal liability to us or our shareholders for monetary damages incurred as the result of the breach or alleged breach by a director of his "duty of care." This provision does not apply to the directors'
(i) acts or omissions that involve intentional misconduct or a knowing and culpable violation of law, (ii) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders or that involve the absence of good faith on the part of the director, (iii) approval of any transaction from which a director derives an improper personal benefit, (iv) acts or omissions that show a reckless disregard for the director's duty to the corporation of its shareholders in circumstances in which the director was aware, or should have been aware, in the ordinary course of performing a director's duties, of a risk of serious injury to the corporation or its shareholders, (v) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation or its shareholders, or (vi) approval of an unlawful dividend, distribution, stock repurchase or redemption. This provision would generally absolve directors of personal liability for negligence in the performance of duties including gross negligence.

         Insofar as an indemnification for liabilities arising under the Securities Act may be permitted for directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Securities and Exchange Commission ("SEC") each indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

         Except as otherwise noted, all issuances occurred after our October 2006 one for 3.75 reverse stock split.

         From April 2007 to June 2008, we issued a total of 3,689,445 warrants to purchase 3,689,445 shares of our common stock to 13 consultants for services rendered, of which 350,000 are exercisable for five years from the date of issuance at an exercise price of $0.01 per share, 350,000 are exercisable for five years from the date of issuance at an exercise price of $0.17 per share, 1,311,245 are exercisable for three years from the date of issuance at an exercise price of $0.25 per share, 1,553,200 are exercisable for three years from the date of issuance at an exercise price of $0.75 per share, and 125,000 are exercisable for three years from the date of issuance at an exercise price of $1.25 per share.

         In April 2008, we issued 350,000 shares of common stock and authorized the issuance of 1,000,000 warrants to purchase 1,000,000 shares of our common stock to our investor relations firm. The warrants will be issued in equal increments over the one year term of our agreement and are exercisable for three years from the date of our agreement at an exercise price of $0.25 per share. Currently, we have issued 249,999 of the warrants.

         In April 2008, we issued to our public relations firm 495,000 shares of our common stock and 600,000 warrants to purchase 600,000 shares of our common stock, of which 300,000 are exercisable for three years from the date of issuance at an exercise price of $0.17 per share and 300,000 are exercisable for three years from the date of issuance at an exercise price of $0.58 per share.

         In April 2008, we issued 8,000,000 shares of our common stock to our Chief Operating Officer and 17,000,000 shares of our common stock to our Chief Executive Officer for services rendered to us.

                                     -II-1-

         Between June 2007 and May 2008, we received a total of $1,657,300 pursuant to 38 bridge loan agreements. These bridge loans bear simple interest at rates ranging from 12% to 18% per annum and are payable all principal and accrued but unpaid interest on or before May 31, 2008. In conjunction with these bridge loans, we issued to the 38 lenders a total of 3,342,300 shares of common stock and 642,420 warrants to purchase 642,420 shares of our common stock, of which 275,000 warrants are exercisable for five years from the date of issuance at an exercise price of $0.01 per share, and 367,420 warrants are exercisable for three years from the date of issuance at an exercise price of $1.50 per share.

         Between February 2008 and May 2008 we received a total of $659,000 pursuant to 12 short term loan agreements. The short term loans bear simple interest at rates ranging from 5% to 18% per annum and are payable all principal and accrued but unpaid interest on or before May 31, 2008. In conjunction with these short term loans we issued to the 12 lenders a total of 865,000 shares of common stock and 1,886,206 warrants to purchase 1,886,206 shares of our common stock, of which 850,000 are exercisable for three years from the date of issuance at an exercise price of $0.17 per share, 500,000 are exercisable for three years from the date of issuance at an exercise price of $0.25 per share, 436,206 are exercisable for three years from the date of issuance at an exercise price of $0.58 per share, and 100,000 are exercisable for three years from the date of issuance at an exercise price of $0.75 per share.

         Between September 2006 and October 2007 we received a total of $1,268,933.96 pursuant to 14 short term unsecured loan agreements. The short term unsecured loans bear simple interest at rates ranging from 10% to 14% per annum and are payable all principal and accrued but unpaid interest on or before May 31, 2008. In conjunction with these short term loans we issued to the 14 lenders a total of 1,053,507 shares of common stock.

         In May 2007, we issued 1,500,000 shares of our common stock to our Chief Executive Officer for services rendered to us.

         Effective July 23, 2007, we acquired 100% of the outstanding stock of IAMI, Inc. from a single investor in consideration for cash and 50,000 shares of our common stock.

         Effective February 15, 2007, we acquired 100% of the outstanding stock of Allstate Home Inspection & Environmental Testing, Ltd, from one investor in consideration for cash and 1,000,000 shares of our common stock and 250,000 warrants to purchase 250,000 shares of our common stock. The warrants are exercisable for five years from the date of issuance at an exercise price of $0.75 per share.

         Effective January 17, 2007, we acquired 100% of the outstanding stock of National Professional Services, Inc. from six investors in consideration for cash and 425,000 shares of our common stock.

         In November 2006, we issued a total of 4,050,000 warrants to purchase 4,050,000 shares of our common stock to management. The warrants are exercisable for five years from the date of issuance at an exercise price of $0.75 per share.

         As part of a business combination that we closed in October 2006, we issued a total 604,221 shares of our common stock and 604,221 common stock purchase warrants in exchange for 604,221 shares of the common stock of our former wholly owned subsidiary and 604,221 common stock purchase warrants to investors who participated in a private placement by our former wholly owned subsidiary which commenced on May 1, 2006. Each warrant entitles the holder to purchase shares of our common stock with an exercise price of $0.75 per share at any time for a period of five years from the date of issuance.

         As part of the business combination that we closed in October 2006, we issued a total 596,553 shares of our common stock and 560,346 common stock purchase warrants in exchange for 596,553 shares of the common stock of our former wholly owned subsidiary and 560,346 common stock purchase warrants to investors who participated in a private placement by our former wholly owned subsidiary which commenced on May 15, 2006. Each warrant entitles the holder to purchase shares of our common stock with an exercise price of $0.75 per share at any time for a period of five years from the date of issuance.

         As part of the business combination that we closed in October 2006, we issued a total 637,932 shares of our common stock and 370,000 common stock purchase warrants in exchange for 637,932 shares of the common stock of our former wholly owned subsidiary and 370,000 common stock purchase warrants to investors who participated in a private placement by our former wholly owned subsidiary which commenced on May 15, 2006. Each warrant entitles the holder to purchase shares of our common stock with an exercise price of $1.50 per share at any time for a period of five years from the date of issuance.

         As part of the business combination that we closed in October 2006, we issued a total of 14,625,000 shares of our common stock to the shareholders of our former wholly owed subsidiary in exchange for a majority of the outstanding stock of our former wholly owned subsidiary.

                                     -II-2-

         In April 2006, we issued a total of 650,667 shares of our common stock (as adjusted for our October 2006 one for 3.75 stock split) to two former executive officers for services rendered to us, 11,947 shares of our common stock (as adjusted for our October 2006 one for 3.75 stock split) to a former executive officer as an expense reimbursement, 51,193 shares of our common stock (as adjusted for our October 2006 one for 3.75 stock split) to a former executive officer as an expense reimbursement, and a total of 131,667 shares of our common stock (as adjusted for our October 2006 one for 3.75 stock split) to two consultants for services rendered.


ITEM 16. EXHIBITS

         EXHIBIT  DESCRIPTION
         3.1                Articles of Incorporation (1)
         3.2                Amendment to Articles of Incorporation (1)
         3.3                Change to Articles of Incorporation, effective October 10, 2006
         3.4                Amendment to Articles of Incorporation, effective October 11, 2006
         3.5                Bylaws (1)
         4.1                Specimen Certificate for Common Stock (1)
         4.2                Security Agreement with BOCA Funding, LLC, dated June 18, 2007 (2)
         4.3                Senior Secured Convertible Note with BOCA Funding, LLC, dated June 18, 2007 (2)
         4.4                Guaranty among BOCA Funding, LLC, National Professional Services Inc., Pacific
                            Environmental Sampling, Inc., and Allstate Home Inspection & Environmental Testing,
                            Ltd., dated June 18, 2007 (2)
         4.5                Warrant to Purchase Shares of Common Stock with BOCA Funding, LLC (2)
         4.6                Form of Warrant to Purchase Shares of Common Stock
         4.7                Form of Warrant to Purchase Shares of Common Stock
         4.8                Form of Warrant to Purchase Shares of Common Stock
         5.1                Opinion of Richardson & Associates as to the legality of the securities being registered
         10.1               Stock Purchase Agreement with Allstate Home Inspection & Household Environmental
                            Testing, Ltd., dated January 31, 2007 (3)
         10.2               Redemption, Lock-Up and Vesting Agreement, dated November 1, 2006 (4)
         10.3               Plan of Reorganization and Stock Purchase Agreement with Pacific Environmental
                            Sampling, Inc., dated as of July 1, 2006 (5)
         10.4               Stock Purchase Agreement with Hugh Dallas for sale of Pacific  Environmental  Sampling,
                            Inc., dated September 29, 2007 (6)
         10.5               Asset Purchase Agreement with Robert Johnson and IAMI, Inc., dated April 4, 2007 (7)
         10.6               Loan and Security Agreement with Siena Investment Resources, LLC, dated May 1, 2008 (8)
         10.7               Promissory Note with Siena Investment Resources, LLC, dated May 1, 2008 (8)
         10.8               2008 ESP Stock and Incentive Plan
         10.9               Form of Stock Option Agreement
         10.10              Stock Purchase  Agreement with Porter Valley  Software,  Inc.,  dated  effective May 1,
                            2008 (9)
         21.1               List of Subsidiaries
         23.1               Consent of Chang G. Park, CPA, Ph. D.
         23.2               Consent of Stan J.H. Lee, CPA, CMA
         24.1               Power of Attorney (contained on Page II-6, hereof.)

---------------

         (1) Incorporated by reference from prior public reports filed by Glas-Aire Industries Group, Ltd. with the Securities and Exchange Commission.

         (2) Incorporated by reference from the Report on Form 8-K filed with the Securities and Exchange Commission on June 20, 2007.

         (3) Incorporated by reference from the Report on Form 8-K filed with the Securities and Exchange Commission on February 23, 2007.

         (4) Incorporated by reference from the Report on Form 8-K filed with the Securities and Exchange Commission on January 4, 2007.

         (5) Incorporated by reference from the Report on Form 8-K filed with the Securities and Exchange Commission on October 16, 2006.

                                     -II-3-

         (6) Incorporated by reference from the Report on Form 8-K filed with the Securities and Exchange Commission on July 6, 2007.

         (7) Incorporated by reference from the Report on Form 8-K/A filed with the Securities and Exchange Commission on July 25, 2007.

         (8) Incorporated by reference from the Report on Form 8-K filed with the Securities and Exchange Commission on May 15, 2008.

         (9) Incorporated by reference from the Report on Form 8-K filed with the Securities and Exchange Commission on June 16, 2008.

ITEM 17. UNDERTAKINGS

         The undersigned registrant hereby undertakes to:

         (a)(1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                  (ii) To reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                  (iii)  To  include   any   additional   or  changed   material
information on the plan of distribution.

         (2) For determining liability under the Securities Act, each post-effective amendment shall be deemed to be a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

         (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

         (4) For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

                  (i)  Any   preliminary   prospectus   or   prospectus  of  the
undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

                  (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                  (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

                  (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

         (b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

         In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction

                                     -II-4-
the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         (c) That, for the purpose of determining liability under the Securities Act to any purchaser:

         (1) If the registrant is relying on Rule 430B:

                  (i) Each prospectus filed by the undersigned registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                  (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or
(x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

         (2) If the registrant is subject to Rule 430C,

         Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.



                                     -II-5-

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933,as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Palm Springs, State of California, on June 16, 2008.

                       ENVIRONMENTAL SERVICE PROFESSIONALS, INC.


                       By: /s/Edward Torres
                          ------------------------------------------------
                           Edward Torres, Chairman, Chief Executive
                           Officer, President, and Chief Financial Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS , that each person whose signature appears below constitutes and appoints Edward Torres, his true and lawful attorney-in-fact and agent with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that said attorney-in-fact and agent or the substitute or substitutes of him, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

       SIGNATURE                      TITLE                           DATE
--------------------------------------------------------------------------------

 /s/ Edward L. Torres   Chief Executive Officer , Chief Financial
 ---------------------- Officer, President, and Director           June 16, 2008
     EDWARD L. TORRES   (Principal Executive Officer and Principal
                        Financial and Accounting Officer)


 /s/ Lyle A. Watkins    Chief Operating Officer and Director       June 16, 2008
 ----------------------
     LYLE A. WATKINS

 /s/ Leroy Moyer        Director                                   June 16, 2008
 ----------------------
     LEROY MOYER

 /s/ S. Robert August   Director                                   June 16, 2008
 ----------------------
     S. ROBERT AUGUST


                                     -II-6-